   As Filed with the Securities and Exchange Commission on February 7, 2002


                                                  Registration No. 333-81278
                                                                   333-81278-01
                                                                   333-81278-02
                                                                   333-81278-03

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               -----------------

                                Amendment No.1


                                      to

                                   Form S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               -----------------
       Progress Energy, Inc.            North Carolina          56-2155481
  Progress Energy Capital Trust I          Delaware             56-6573406
 Progress Energy Capital Trust II          Delaware             56-6573407
 Progress Energy Capital Trust III         Delaware             56-6573408
     (Exact name of registrant     (State of incorporation)  (I.R.S. Employer
   as specified in its charter)                             Identification No.)
                           410 S. Wilmington Street
                         Raleigh, North Carolina 27601
                                (919) 546-6111
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             WILLIAM CAVANAUGH III
                Chairman, President and Chief Executive Officer
                           WILLIAM D. JOHNSON, ESQ.
            Executive Vice President, General Counsel and Secretary
                           410 S. Wilmington Street
                         Raleigh, North Carolina 27601
                                (919) 546-6111
  (Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
 It is respectfully requested that the Commission send copies of all notices, orders and communications to:

            TIMOTHY S. GOETTEL, ESQ.            RICHARD L. HARDEN, ESQ.
             ANDREW A. GERBER, ESQ.             Pillsbury Winthrop LLP
                Hunton & Williams               One Battery Park Plaza
          421 Fayetteville Street Mall       New York, New York 10004-1490
          Raleigh, North Carolina 27601             (212) 858-1228
                 (919) 899-3094

                               -----------------
  Approximate date of commencement of proposed sale to the public: From time to time as market conditions warrant after the registration statement becomes effective.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                                   Proposed          Proposed
                                                       Amount      Maximum           Maximum
              Title of each Class of                   to be    Offering Price      Aggregate          Amount of
            Securities to be Registered              Registered    Per Unit       Offering Price    Registration Fee
--------------------------------------------------------------------------------------------------------------------------
Senior Debt Securities..............................     (1)           (2)             (1)(2)
--------------------------------------------------------------------------------------------------------------------------
Junior Subordinated Debentures......................     (1)           (2)             (1)(2)
--------------------------------------------------------------------------------------------------------------------------
Common Stock (without par value)(3).................     (1)           (2)             (1)(2)
--------------------------------------------------------------------------------------------------------------------------
Preferred Stock.....................................     (1)           (2)             (1)(2)
--------------------------------------------------------------------------------------------------------------------------
Stock Purchase Contracts............................     (1)           (2)             (1)(2)
--------------------------------------------------------------------------------------------------------------------------
Stock Purchase Units(4).............................     (1)           (2)             (1)(2)
--------------------------------------------------------------------------------------------------------------------------
Trust Preferred Securities and Related Guarantees(5)     (1)           (2)             (1)(2)
--------------------------------------------------------------------------------------------------------------------------
      Total.........................................            $2,000,000,000(6) $2,000,000,000(6)        $ 184,000(6)(7)

================================================================================
(1) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $2,000,000,000. If any such securities are issued at an original issue discount, then the aggregate initial offering price as so discounted shall not exceed $2,000,000,000, notwithstanding that the stated principal amount of such securities may exceed such amount.
(2) Omitted pursuant to General Instruction II.D. of Form S-3.
(3) Includes an indeterminate number of shares of Common Stock to be issued by Progress Energy, Inc. upon settlement of the Stock Purchase Contracts.
(4) Each Stock Purchase Unit of Progress Energy, Inc. consists of (a) a Stock Purchase Contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of Common Stock of Progress Energy, Inc. and (b) a beneficial interest in either Debt Securities, Trust Preferred Securities, Preferred Stock or debt obligations of third parties, including U.S. Treasury securities, purchased with the proceeds from the sale of the Stock Purchase Units. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of Common Stock. No separate consideration will be received for the Stock Purchase Contracts or the related beneficial interests.
(5) Trust Preferred Securities will be issued by Progress Energy Capital Trust I, Progress Energy Capital Trust II, or Progress Energy Capital Trust III, as set forth in any applicable Prospectus Supplement. No separate consideration will be received for the Guarantees by Progress Energy, Inc.

(6) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933. Previously paid on January 23, 2002.


(7) Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained herein relates to an aggregate of $2,494,000,000 principal amount of securities, consisting of (a) the $2,000,000,000 aggregate principal amount of securities being registered hereby and (b) $494,000,000 aggregate principal amount of securities that are as yet unsold that previously were registered under the Company's and the Trusts' Registration Statement on Form S-3 (No. 333-69738) that was initially filed with the Commission on September 20, 2001. This Registration Statement constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-69738, which shall become effective concurrently with this Registration Statement in accordance with
    Section 8(c) of the Securities Act of 1933.

                               -----------------
  The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

Prospectus

                            [PROGRESS ENERGY LOGO]



                                $2,494,000,000


                             Progress Energy, Inc.

                            Senior Debt Securities
                        Junior Subordinated Debentures
                                 Common Stock
                                Preferred Stock
                           Stock Purchase Contracts
                             Stock Purchase Units

                               -----------------

                        Progress Energy Capital Trust I
                       Progress Energy Capital Trust II
                       Progress Energy Capital Trust III

                          Trust Preferred Securities
                  Guaranteed as described in this Prospectus
                           by Progress Energy, Inc.

--------------------------------------------------------------------------------

   We will provide specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. We cannot sell any of these securities unless this prospectus is accompanied by a prospectus supplement.

--------------------------------------------------------------------------------

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------


                  This prospectus is dated February 7, 2002.

ABOUT THIS PROSPECTUS


This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration, or continuous offering, process. Under this shelf registration process, we and the Trusts, from time to time, may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $2,494,000,000. We may offer any of the following securities: Senior Debt Securities, Junior Subordinated Debentures, Common Stock, Preferred Stock, Stock Purchase Contracts and Stock Purchase Units and Guarantees on the Trust Preferred Securities offered by the Trusts described below.


The Trusts may offer their preferred securities, which we refer to in this prospectus as the Trust Preferred Securities. We will guarantee the Trusts' obligations under the Trust Preferred Securities as described below under "Description of Guarantees."

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION."

OUR COMPANY

Progress Energy, Inc. ("Progress Energy") was incorporated in August 1999 under the laws of the State of North Carolina. We are a leading integrated energy provider with our primary base of operations in the southeastern United States. We operate through both regulated utility businesses and diversified businesses.

Our regulated subsidiaries include:

 . Carolina Power & Light Company, a regulated public utility founded in 1926, which is engaged in the generation, transmission, distribution and sale of electricity in portions of North Carolina and South Carolina;

 . Florida Power Corporation, a regulated public utility founded in 1899, which is engaged in the generation, transmission, distribution and sale of electricity in portions Florida; and

 . North Carolina Natural Gas Corporation, a regulated public utility founded in 1955, which provides natural gas and related services in portions of North Carolina.

Our diversified businesses:

 . engage in non-regulated power generation; energy marketing and trading; and extraction, manufacturing and delivery of fuels, including coal, synthetic fuel and natural gas;

 . own and operate a voice and data fiber network that extends from Washington, D.C. to Miami, Florida;

 .  provide facility management software and energy management solutions; and

 .  provide railroad and transit system maintenance and reconditioning services.

Our principal executive offices are located at 410 S. Wilmington Street, Raleigh, North Carolina 27601. Our telephone number is 919-546-6111.

THE TRUSTS

Each of Progress Energy Capital Trust I, Progress Energy Capital Trust II and Progress Energy Capital Trust III, each of which we refer to in this prospectus as a "Trust," is a statutory business trust formed under Delaware law by us, as trust sponsor, and Bank One Delaware, Inc., which will serve as trustee in the State of Delaware for the purpose of complying with the provisions of the Delaware Business Trust Act. The original trust agreement for each of the Trusts will be amended and restated substantially in the form filed as an exhibit to the registration statement, effective when securities of the Trusts are initially issued. The amended and restated trust agreement, which we will refer to in this prospectus as the "Trust Agreement," for each of the Trusts will be qualified as an indenture under the Trust Indenture Act of 1939.

Each Trust exists for the exclusive purposes of

 . issuing two classes of trust securities--Trust Preferred Securities and Trust Common Securities (collectively, the "Trust Securities")--which together represent undivided beneficial interests in the assets of the Trust;

 .  investing the gross proceeds of the Trust Securities in our Junior
   Subordinated Debentures;

 .  making distributions; and

 . engaging in only those other activities necessary, advisable or incidental to the purposes listed above.

Our Junior Subordinated Debentures will be the sole assets of each Trust, and our payments under the Junior Subordinated Debentures will be the sole revenue of each Trust. No separate financial statements of any Trust are included in this prospectus. We believe that these financial statements would not be meaningful to holders of the Trust Preferred Securities because no Trust has any independent operations and the only purposes of the Trusts are those described above. We do not expect that any Trust will file annual, quarterly or special reports with the SEC.

The principal place of business of each of the Trusts will be c/o Progress Energy, Inc., 410 S. Wilmington Street, Raleigh, North Carolina 27601.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each of the periods indicated is as follows:

                    For the Twelve Months Ended December 31
                    ---------------------------------------
                     2000    1999    1998    1997    1996
                     -----   -----   -----   -----   -----
                    3.27x.. 4.04x   4.29x   3.99x   3.86x

                     For the Twelve Months Ended September 30
                     ----------------------------------------
                            2001                  2000
                            ----                  ----
                      1.74x(a)             4.71x

--------
(a) Ratio for the twelve months ended September 30, 2001 has decreased from the prior period primarily due to (1) an increase in interest expense resulting from the financing of our acquisition of Florida Progress Corporation on November 30, 2000 and (2) a decrease in earnings before income taxes resulting from costs associated with increased synthetic fuel sales. However, because of income tax credits associated with the synthetic fuel sales, these operations contributed positively to net income.

These computations include us and our subsidiaries, and certain other companies in which we hold an equity interest. We define "earnings" as net income before income taxes plus fixed charges less allowances for funds used during construction. We define "fixed charges" as the sum of interest on long-term debt, other interest, amortization of debt discount and expense, and preferred dividend requirements of subsidiaries.

APPLICATION OF PROCEEDS

Unless we state otherwise in any prospectus supplement, we expect to use the net proceeds from the sale of the offered securities:

 .  to finance our subsidiaries' ongoing construction and maintenance programs;

 .  to redeem, repurchase, repay, or retire outstanding indebtedness;

 .  to finance future acquisitions of other entities or their assets; and

 .  for other general corporate purposes.

In the event that any proceeds are not immediately applied, we may temporarily invest them in federal, state or municipal government or agency obligations, commercial paper, bank certificates of deposit, or repurchase agreements collateralized by the federal government or agency obligations, or we may deposit the proceeds with banks.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filing number is 1-15929. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference rooms in Washington, D.C. and Chicago, Illinois. The SEC's public reference room in Washington is located at 450 5th Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our common stock is listed on the New York Stock Exchange under the ticker symbol "PGN." You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Additionally, information about us, as well as our SEC filings, are available on our web site at http://www.progress-energy.com. The information available on our web site is not a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities being registered.

 .  Our Annual Report on Form 10-K for the year ended December 31, 2000.

 . Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2001.


 .  Our Current Reports on Form 8-K or Form 8-K/A filed January 24, February 27,
   August 6, August 7, August 30, October 23, October 24 (2) and November 2, 2001, and January 17, and February 6, 2002.


 . The description of our Common Stock included under the heading "Description of Holdings Capital Stock" in our Registration Statement on Form S-4 (File No. 333-86243), dated August 31, 1999.

You may request a copy of these filings at no cost by writing or calling us at the following address:

      Progress Energy, Inc.
      Shareholder Relations
      410 S. Wilmington Street
      Raleigh, North Carolina 27601
      Telephone: (800) 662-7232

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making any offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                        DESCRIPTION OF DEBT SECURITIES

   The term Debt Securities includes the Senior Debt Securities and the Junior Subordinated Debentures. We will issue the Senior Debt Securities in one or more series under the Indenture (For Debt Securities), dated February 15, 2001, between us and Bank One Trust Company, N.A., as trustee (the "Initial Senior Indenture") and/or one or more additional indentures between us and a trustee or trustees we will identify (the "Additional Senior Indentures"). We will issue the Junior Subordinated Debentures in one or more series under one or more Subordinated Indentures between us and a trustee we will identify. The Initial Senior Indenture, the Additional Senior Indentures and the Subordinated Indentures are called Debt Securities Indentures. We have summarized the Debt Securities Indentures below. The term Debt Securities Trustee refers to the Trustee under a Debt Securities Indenture. This prospectus describes certain general terms of the Debt Securities. When we offer to sell a particular series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement. The Initial Senior Indenture and the form of Debt Securities Indenture (for Additional Senior Indentures and Subordinated Indentures) are filed as exhibits to the registration statement of which this prospectus is a part. You should read the Initial Senior Indenture and the form of Debt Securities Indenture for provisions that may be important to you. In the summary below, we have included references to applicable section numbers of the Initial Senior Indenture and the form of Debt Securities Indenture so that you can easily locate these provisions. Capitalized terms used in the following summary have the meanings specified in the Initial Senior Indenture and the form of Debt Securities Indenture, unless otherwise defined below.

General

   The Senior Debt Securities offered by this prospectus will be our direct unsecured general obligations and will rank equally with all of our other senior and unsubordinated debt. The Junior Subordinated Debentures offered by this prospectus will be our unsecured obligations and are junior in right of payment to our Senior Indebtedness, as described below under the heading "ADDITIONAL TERMS OF JUNIOR SUBORDINATED DEBENTURES--Subordination."

   The information that we are providing you in this prospectus concerning the Debt Securities Indentures and related documents is only a summary of the information provided in those documents. You should consult the Debt Securities themselves, the Debt Securities Indentures, any supplemental indentures and other related documents for more complete information on the Debt Securities. These documents appear as exhibits to the registration statement of which this prospectus is a part, or will appear as exhibits to other documents that we will file later with the SEC and that will be incorporated by reference into this prospectus.

   Because we are a holding company that conducts all of its operations through our subsidiaries, our ability to meet our obligations under the Debt Securities is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Holders of Debt Securities will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any holders of preferred stock. In addition to trade debt, all of our operating subsidiaries have ongoing corporate debt programs used to finance their business activities. As of December 31, 2001, on a consolidated basis, we had approximately $10.4 billion of outstanding debt, of which approximately $5.9 billion was subsidiary debt. Unless otherwise specified in a prospectus supplement, the Debt Securities Indentures will not limit the amount of indebtedness or preferred stock issuable by our subsidiaries.

   Unless the applicable prospectus supplement states otherwise, the covenants contained in the applicable indenture will not afford holders of Debt Securities protection in the event we have a change in control or are involved in a highly-leveraged transaction.

Provisions of a Particular Series

   You should consult the prospectus supplement relating to any particular series of Debt Securities for the following information, as applicable:

  .  the title of the Debt Securities;

  . any limit on aggregate principal amount of the Debt Securities or the series of which they are a part;

  . the date(s), or method for determining the date(s), on which the principal of the Debt Securities will be payable;

  . the rate, including the method of determination if applicable, at which the Debt Securities will bear interest, if any; and

      -- the date from which any interest will accrue;

      -- the dates on which we will pay interest; and

      -- the record date for any interest payable on any interest payment date;

  .  the place where

      -- the principal of, premium, if any, and interest on the Debt Securities will be payable;

      -- you may register transfer of the Debt Securities;

      -- you may exchange the Debt Securities; and

      -- you may serve notices and demands upon us regarding the Debt
         Securities;

  . the security registrar for the Debt Securities and whether the principal of the Debt Securities is payable without presentment or surrender of them;

  . the terms and conditions upon which we may elect to redeem any Debt Securities;

  . the terms and conditions upon which the Debt Securities must be redeemed or purchased due to our obligations pursuant to any sinking fund or other mandatory redemption or tender provisions, or at the holder's option, including any applicable exceptions to notice requirements;

  . the denominations in which we may issue Debt Securities, if other than $1,000 and integral multiples of $1,000;

  . the manner in which we will determine any amounts payable on the Debt Securities that are to be determined with reference to an index or other fact or event ascertainable outside the applicable indenture;

  . the currency, if other than United States currency, in which payments on the Debt Securities will be payable;

  . the terms according to which elections can be made by us or the holder regarding payments on the Debt Securities in currency other than the currency in which the Debt Securities are stated to be payable;

  . if other than the principal amount, the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of their maturity;

  . if payments are to be made on the Debt Securities in securities or other property, the type and amount of the securities and other property or the method by which the amount shall be determined;

  . the terms applicable to any rights to convert Debt Securities into or exchange them for other of our securities or those of any other entity;

  .  whether we are issuing the Debt Securities as global securities, and if so,

      -- any limitations on transfer or exchange rights or the right to obtain the registration of transfer;

      -- any limitations on the right to obtain definitive certificates for the Debt Securities; and

      -- any other matters incidental to the Debt Securities;

  .  whether we are issuing the Debt Securities as bearer securities;

  . any limitations on transfer or exchange of Debt Securities or the right to obtain registration of their transfer, and the terms and amount of any service charge required for registration of transfer or exchange;

  . any exceptions to the provisions governing payments due on legal holidays, or any variations in the definition of business day with respect to the Debt Securities;

  . any collateral security, assurance, guarantee or other credit enhancement applicable to the Debt Securities;

  . any addition to the events of default applicable to any Debt Securities and any additions to our covenants for the benefit of the holders of the Debt Securities; and

  . any other terms of the Debt Securities not in conflict with the provisions of the applicable Debt Securities Indenture.

For more information, see Section 301 of the applicable Debt Securities
Indenture.

   Debt Securities may be sold at a substantial discount to their principal amount or may be denominated in a currency other than United States dollars. You should consult the applicable prospectus supplement for a description of certain special United States federal income tax considerations that may apply to Debt Securities sold at an original issue discount or denominated in a currency other than United States dollars.

Form, Exchange and Transfer

   Unless the applicable prospectus supplement states otherwise, we will issue Debt Securities only in fully registered form without coupons and in denominations of $1,000 and integral multiples of that amount. For more information, see Sections 201 and 302 of the applicable Debt Securities Indenture.

   Holders may present Debt Securities for exchange or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent we may designate. Exchanges and transfers are subject to the terms of the applicable indenture and applicable limitations for global securities. We may designate ourselves the security registrar. No charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that the holder must pay in connection with the transaction. Any transfer or exchange will become effective upon the security registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. For more information, see
Section 305 of the applicable Debt Securities Indenture.

   The applicable prospectus supplement will state the name of any transfer agent, in addition to the security registrar initially designated by us, for any Debt Securities. We may at any time designate additional transfer agents or withdraw the designation of any transfer agent or make a change in the office through which any transfer agent acts. We must, however, maintain a transfer agent in each place of payment for the Debt Securities of each series. For more information, see Section 602 of the applicable Debt Securities Indenture.

   We will not be required to

  . issue, register the transfer of, or exchange any Debt Securities or any tranche of any Debt Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities called for redemption and ending at the close of business on the day of mailing; or

  . register the transfer of, or exchange any Debt Securities selected for redemption except the unredeemed portion of any Debt Securities being partially redeemed.

For more information, see Section 305 of the applicable Debt Securities
Indenture.

Payment and Paying Agents

   Unless the applicable prospectus supplement states otherwise, we will pay interest on a Debt Security on any interest payment date to the person in whose name the Debt Security is registered at the close of business on the regular record date for the interest payment. For more information, see Section 307 of the applicable Debt Securities Indenture.

   Unless the applicable prospectus supplement provides otherwise, we will pay principal and any premium and interest on Debt Securities at the office of the paying agent whom we will designate for this purpose. Unless the applicable prospectus supplement states otherwise, the corporate trust office of the Debt Securities Trustee in New York City will be designated as our sole paying agent for payments with respect to Debt Securities of each series. Any other paying agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time add or delete paying agents or change the office through which any paying agent acts. We must, however, maintain a paying agent in each place of payment for the Debt Securities of a particular series. For more information, see
Section 602 of the applicable Debt Securities Indenture.

   All money we pay to a paying agent for the payment of the principal and any premium or interest on any Debt Security that remains unclaimed at the end of two years after payment is due will be repaid to us. After that date, the holder of that Debt Security may look only to us for these payments. For more information, see Section 603 of the applicable Debt Securities Indenture.

Redemption

   You should consult the applicable prospectus supplement for any terms regarding optional or mandatory redemption of Debt Securities. Except for the provisions in the applicable prospectus supplement regarding Debt Securities redeemable at the holder's option, Debt Securities may be redeemed only upon notice by us by mail not less than 30 nor more than 60 days prior to the redemption date. Further, if less than all of the Debt Securities of a series, or any tranche of a series, are to be redeemed, the Debt Securities to be redeemed will be selected by the method provided for the particular series. In the absence of a selection provision, the Debt Securities Trustee will select a fair and appropriate method of random selection. For more information, see Sections 403 and 404 of the applicable Debt Securities Indenture.

   A notice of redemption we provide may state:

  . that redemption is conditioned upon receipt by the paying agent on or before the redemption date of money sufficient to pay the principal of and any premium and interest on the Debt Securities; and

  . that if the money has not been received, the notice will be ineffective and we will not be required to redeem the Debt Securities.

For more information, see Section 404 of the applicable Debt Securities
Indenture.

Consolidation, Merger and Sale of Assets

   We may not consolidate with or merge into any other person, nor may we transfer or lease substantially all of our assets and property to any person, unless:

  . the corporation formed by the consolidation or into which we are merged, or the person that acquires by conveyance or transfer, or that leases, substantially all of our property and assets

      -- is organized and validly existing under the laws of any domestic jurisdiction;

      -- expressly assumes by supplemental indenture our obligations under the Debt Securities and under the applicable indentures;

  . immediately after the transaction becomes effective, no event of default, and no event that would become an event of default, shall have occurred and be continuing; and

  . we have delivered to the Debt Securities Trustee an officer's certificate and opinion of counsel as provided in the applicable indentures.

For more information, see Section 1101 of the applicable Debt Securities Indenture.

Events of Default

   "Event of default" under the applicable indenture with respect to Debt Securities of any series means any of the following:

  . failure to pay any interest due on any Debt Securities of that series within 30 days;

  . failure to pay principal or premium, if any, when due on any Debt Security of that series;

  . failure to make any sinking fund payment, if any, on any Debt Securities of that series;

  . breach of or failure to perform any other covenant or warranty in the applicable indenture with respect to Debt Securities of that series for 60 days (subject to extension under certain circumstances for another 120 days) after we receive notice from the Debt Securities Trustee, or we and the Debt Securities Trustee receive notice from the holders of at least 33% in principal amount of the Debt Securities of that series outstanding under the applicable indenture according to the provisions of the applicable indenture;

  .  certain events of bankruptcy, insolvency or reorganization; and

  . any other event of default set forth in the applicable prospectus supplement.

For more information, see Section 801 of the applicable Debt Securities
Indenture.

   An event of default with respect to a particular series of Debt Securities does not necessarily constitute an event of default with respect to the Debt Securities of any other series issued under the applicable indenture.

   If an event of default with respect to a particular series of Debt Securities occurs and is continuing, either the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of that series may declare the principal amount of all of the Debt Securities of that series to be due and payable immediately. If the Debt Securities of that series are discount securities or similar Debt Securities, only the portion of the principal amount as specified in the applicable prospectus supplement may be immediately due and payable. If an event of default occurs and is continuing with respect to all series of Debt Securities issued under a Debt Securities Indenture, including all events of default relating to bankruptcy, insolvency or reorganization, the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of all series issued under that Debt Securities Indenture, considered together, may declare an acceleration of the principal amount of all series of Debt Securities issued under that Debt Securities Indenture. There is no automatic acceleration, even in the event of our bankruptcy or insolvency.

   The applicable prospectus supplement may provide, with respect to a series of Debt Securities to which a credit enhancement is applicable, that the provider of the credit enhancement may, if a default has occurred and is continuing with respect to the series, have all (or any part of) the rights with respect to remedies that would otherwise have been exercisable by the holder of that series.

   At any time after a declaration of acceleration with respect to the Debt Securities of a particular series, and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to the declaration of acceleration will, without further action, be deemed to have been waived, and the declaration and its consequences will be deemed to have been rescinded and annulled, if

  . we have paid or deposited with the Debt Securities Trustee a sum sufficient to pay

      -- all overdue interest on all Debt Securities of the particular series;

      -- the principal of and any premium on any Debt Securities of that series that have become due otherwise than by the declaration of acceleration and any interest at the rate prescribed in the Debt Securities;

      -- interest upon overdue interest at the rate prescribed in the Debt
         Securities, to the extent payment is lawful; and

      -- all amounts due to the Debt Securities Trustee under the applicable indenture; and

  . any other event of default with respect to the Debt Securities of the particular series, other than the failure to pay the principal of the Debt Securities of that series that has become due solely by the declaration of acceleration, has been cured or waived as provided in the applicable indenture.

For more information, see Section 802 of the applicable Debt Securities
Indenture.

   The applicable Debt Securities Indenture includes provisions as to the duties of the Debt Securities Trustee in case an event of default occurs and is continuing. Consistent with these provisions, the Debt Securities Trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the Debt Securities Trustee reasonable indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction. For more information, see Section 903 of the applicable Debt Securities Indenture. Subject to these provisions for indemnification, the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or exercising any trust or power conferred on the Debt Securities Trustee, with respect to the Debt Securities of that series. For more information, see Section 812 of the applicable Debt Securities Indenture.

   No holder of Debt Securities may institute any proceeding regarding the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the applicable indenture unless

  . the holder has previously given to the Debt Securities Trustee written notice of a continuing event of default of that particular series;

  . the holders of a majority in principal amount of the outstanding Debt Securities of all series with respect to which an event of default is continuing have made a written request to the Debt Securities Trustee, and have offered reasonable indemnity to the Debt Securities Trustee, to institute the proceeding as trustee; and

  . the Debt Securities Trustee has failed to institute the proceeding, and has not received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with the request, within 60 days after notice, request and offer of reasonable indemnity.

For more information, see Section 807 of the applicable Debt Securities
Indenture.

   The preceding limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on the Debt Securities on or after the applicable due date stated in the Debt Securities. For more information, see Section 808 of the applicable Debt Securities Indenture.

   We must furnish annually to the Debt Securities Trustee a statement by an appropriate officer as to that officer's knowledge of our compliance with all conditions and covenants under each of the indentures for Debt

Securities. Our compliance is to be determined without regard to any grace period or notice requirement under the respective indenture. For more information, see Section 606 of the applicable Debt Securities Indenture.

Modification and Waiver

   We and the Debt Securities Trustee, without the consent of the holders of the Debt Securities, may enter into one or more supplemental indentures for any of the following purposes:

  . to evidence the assumption by any permitted successor of our covenants in the applicable indenture and the Debt Securities;

  . to add one or more covenants or other provisions for the benefit of the holders of outstanding Debt Securities or to surrender any right or power conferred upon us by the applicable indenture;

  .  to add any additional events of default;

  . to change or eliminate any provision of the applicable indenture or add any new provision to it, but if this action would adversely affect the interests of the holders of any particular series of Debt Securities in any material respect, the action will not become effective with respect to that series while any Debt Securities of that series remain outstanding under the applicable indenture;

  .  to provide collateral security for the Debt Securities;

  . to establish the form or terms of Debt Securities according to the provisions of the applicable indenture;

  . to evidence the acceptance of appointment of a successor Debt Securities Trustee under the applicable indenture with respect to one or more series of the Debt Securities and to add to or change any of the provisions of the applicable indenture as necessary to provide for trust administration under the applicable indenture by more than one trustee;

  . to provide for the procedures required to permit the use of a noncertificated system of registration for any series of Debt Securities;

  .  to change any place where

      -- the principal of and any premium and interest on any Debt Securities are payable,

      -- any Debt Securities may be surrendered for registration of transfer or exchange or

      -- notices and demands to or upon us regarding Debt Securities and the applicable indentures may be served; or

  . to cure any ambiguity or inconsistency, but only by means of changes or additions that will not adversely affect the interests of the holders of Debt Securities of any series in any material respect.

For more information, see Section 1201 of the applicable Debt Securities Indenture.

   The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive

  .  compliance by us with certain provisions of the applicable indenture (see
     Section 607 of the applicable Debt Securities Indenture); and

  . any past default under the applicable indenture, except a default in the payment of principal, premium or interest, and certain covenants and provisions of the applicable indenture that cannot be modified or amended without consent of the holder of each outstanding Debt Security of the series affected (see Section 813 of the applicable Debt Securities Indenture).

   The Trust Indenture Act of 1939 may be amended after the date of the applicable indenture to require changes to the indenture. In this event, the indenture will be deemed to have been amended so as to effect the changes; and we and the Debt Securities Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. For more information, see Section 1201 of the applicable Debt Securities Indenture.

   Except as provided in this section, the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities issued pursuant to a Debt Securities Indenture, considered as one class, is required to change in any manner the applicable indenture pursuant to one or more supplemental indentures. If less than all of the series of Debt Securities outstanding under a Debt Securities Indenture are directly affected by a proposed supplemental indenture, however, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series directly affected, considered as one class, will be required. Furthermore, if the Debt Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but not all, tranches, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all tranches directly affected, considered as one class, will be required. In addition, an amendment or modification

  . may not, without the consent of the holder of each outstanding Debt Security affected

      -- change the maturity of the principal of, or any installment of principal of or interest on, any Debt Securities;

      -- reduce the principal amount or the rate of interest, or the amount of any installment of interest, or change the method of calculating the rate of interest;

      -- reduce any premium payable upon the redemption of the Debt Securities;

      -- reduce the amount of the principal of any Debt Security originally issued at a discount from the stated principal amount that would be due and payable upon a declaration of acceleration of maturity;

      -- change the currency or other property in which a Debt Security or premium or interest on a Debt Security is payable; or

      -- impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date, of any Debt Securities;

  . may not reduce the percentage of principal amount requirement for consent of the holders for any supplemental indenture, or for any waiver of compliance with any provision of or any default under the applicable indenture, or reduce the requirements for quorum or voting, without the consent of the holder of each outstanding Debt Security of each series or tranche affected; and

  . may not modify provisions of the applicable indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series, or any tranche of a series, without the consent of the holder of each outstanding Debt Security affected.

   A supplemental indenture will be deemed not to affect the rights under the applicable indenture of the holders of any series or tranche of the Debt Securities if the supplemental indenture

  . changes or eliminates any covenant or other provision of the applicable indenture expressly included solely for the benefit of one or more other particular series of Debt Securities or tranches thereof; or

  . modifies the rights of the holders of Debt Securities of any other series or tranches with respect to any covenant or other provision.

For more information, see Section 1202 of the applicable Debt Securities Indenture.

   If we solicit from holders of the Debt Securities any type of action, we may at our option by board resolution fix in advance a record date for the determination of the holders entitled to vote on the action. We shall have no obligation, however, to do so. If we fix a record date, the action may be taken before or after the record date, but only the holders of record at the close of business on the record date shall be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding Debt Securities have authorized the action. For that purpose, the outstanding Debt Securities shall be computed as of the record date.

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

Any holder action shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer of or in exchange for or in lieu of the security in respect of anything done or permitted by the Debt Securities Trustee or us in reliance on that action, whether or not notation of the action is made upon the security. For more information, see Section 104 of the applicable Debt Securities Indenture.

Defeasance

   Unless the applicable prospectus supplement provides otherwise, any Debt Security, or portion of the principal amount of a Debt Security, will be deemed to have been paid for purposes of the applicable indenture, and, at our election, our entire indebtedness in respect of the Debt Security, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the Debt Securities Trustee or any paying agent other than us, in trust money, certain eligible obligations, as defined in the applicable indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the Debt Security or portion thereof. For more information, see Section 701 of the applicable Debt Securities Indenture. For this purpose, unless the applicable prospectus supplement provides otherwise, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of full faith and credit of the United States, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations.

Resignation, Removal of Debt Securities Trustee; Appointment of Successor

   The Debt Securities Trustee may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in principal amount of outstanding Debt Securities delivered to the Debt Securities Trustee and us. No resignation or removal of the Debt Securities Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the applicable indenture. So long as no event of default or event that would become an event of default has occurred and is continuing, and except with respect to a Debt Securities Trustee appointed by an action of the holders, if we have delivered to the Debt Securities Trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the applicable indenture, the Debt Securities Trustee will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the applicable indenture. For more information, see Section 910 of the applicable Debt Securities Indenture.

Global Securities

   We may issue some or all of the Debt Securities of any series as global securities, or Global Debt Securities. We will register each Global Debt Security in the name of a depositary identified in the applicable prospectus supplement. The Global Debt Securities will be deposited with a depositary or nominee or custodian for the depositary and will bear a legend regarding restrictions on exchanges and registration of transfer as discussed below and any other matters to be provided pursuant to the applicable indenture.

   As long as the depositary or its nominee is the registered holder of a Global Debt Security, that person will be considered the sole owner and holder of the Global Debt Security and the securities represented by it for all purposes under the securities and the applicable indenture. Except in limited circumstances, owners of a beneficial interest in a Global Debt Security

  . will not be entitled to have the Global Debt Security or any securities represented by it registered in their names;

  . will not receive or be entitled to receive physical delivery of certificated securities in exchange for the Global Debt Security; and

  . will not be considered to be the owners or holders of the Global Debt Security or any securities represented by it for any purposes under the securities or the applicable indenture.

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

   We will make all payments of principal and any premium and interest on a Global Debt Security to the depositary or its nominee as the holder of the Global Debt Security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Debt Security.

   Ownership of beneficial interests in a Global Debt Security will be limited to institutions having accounts with the depositary or its nominee, called "participants" for purposes of this discussion, and to persons that hold beneficial interests through participants. When a Global Debt Security is issued, the depositary will credit on its book entry, registration and transfer system the principal amounts of securities represented by the Global Debt Security to the accounts of its participants. Ownership of beneficial interests in a Global Debt Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by

  .  the depositary, with respect to participants' interests; or

  . any participant, with respect to interests of persons held by the participants on their behalf.

   Payments by participants to owners of beneficial interests held through the participants will be the responsibility of the participants. The depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a Global Debt Security. None of the following will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Debt Security, or for maintaining, supervising or reviewing any records relating to those beneficial interests:

  .  Progress Energy or our affiliates;

  .  the trustee under any applicable indenture; or

  .  any agent of any of the above.

   The applicable Debt Securities Indenture provides that if:

  . the depositary gives notice to us that it is unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, or

  . the depositary ceases to be eligible under the Debt Securities Indenture and a successor depositary is not appointed by us within 90 days, or

  . we decide to discontinue use of the system of book-entry transfers through the depositary or its successor,

the Global Debt Securities will be exchanged for Debt Securities in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. The depositary will provide to the Debt Securities Trustee the name or names in which the Debt Securities Trustee is to register these definitive Debt Securities. For more information, see Section 203 of the applicable Debt Securities Indenture.

Notices

   We will give notices to holders of Debt Securities by mail to their addresses as they appear in the security register. For more information, see
Section 106 of the applicable Debt Securities Indenture.

Title

   The Debt Securities Trustee and its agents, and we and our agents, may treat the person in whose name a Debt Security is registered as the absolute owner of that Debt Security, whether or not that Debt Security may be overdue, for the purpose of making payment and for all other purposes. For more information, see
Section 308 of the applicable Debt Securities Indenture.

Governing Law

   The Debt Securities Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York. For more information, see Section 112 of the applicable Debt Securities Indenture.

              ADDITIONAL TERMS OF JUNIOR SUBORDINATED DEBENTURES

Subordination

   The Junior Subordinated Debentures will be subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below.

   No payment of principal of, including redemption and sinking fund payments, or any premium or interest on, the Junior Subordinated Debentures may be made if

  . any Senior Indebtedness is not paid when due and that default continues without waiver, or

  . the maturity of any Senior Indebtedness has been accelerated because of a default.

   Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and any premium and interest due or to become due on, all outstanding Senior Indebtedness must be paid in full before the holders of the Junior Subordinated Debentures are entitled to payment. For more information, see Section 1502 of the applicable Debt Securities Indenture. The rights of the holders of the Junior Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Junior Subordinated Debentures are paid in full. For more information, see Section 1504 of the applicable Debt Securities Indenture.

   As defined in the Subordinated Indenture, the term "Senior Indebtedness'' means

  . obligations (other than non-recourse obligations and the indebtedness issued under the Subordinated Indenture) of, or guaranteed or assumed by, us

      -- for borrowed money (including both senior and subordinated indebtedness for borrowed money, but excluding the Junior Subordinated Debentures and the Guarantees); or

      -- for the payment of money relating to any lease that is capitalized on our consolidated balance sheet in accordance with generally accepted accounting principles;

  . indebtedness evidenced by bonds, debentures, notes or other similar instruments;

  . obligations with respect to letters of credit, bankers' acceptances or similar facilities issued for our account;

  . obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

  . obligations for claims, as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended, in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and

  . obligations of the type referred to in each of the preceding bullet-points of another person the payment of which we have guaranteed or are responsible or liable for, directly or indirectly, as obligor or otherwise; without limiting the generality of the foregoing.

   In the case of any such indebtedness or obligations, Senior Indebtedness includes amendments, renewals, extensions, modifications and refundings, whether existing as of the date of the Subordinated Indenture or subsequently incurred by us.

   Any of the foregoing will not be Senior Indebtedness if it is by its terms subordinate or junior in right of payment to any other indebtedness of ours or equal in right of payment to the Junior Subordinated Debentures.

   The Subordinated Indenture does not limit the aggregate amount of Senior Indebtedness that we may issue.

Option to Extend Interest Payment Period

   Unless the applicable prospectus supplement states otherwise, we have the right at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period, which we refer to in this prospectus as an "Extension Period,'' not exceeding 20 consecutive quarterly periods with respect to each Extension Period. During each Extension Period we shall have the right to make partial payments of interest on any interest payment date. At the end of each Extension Period, we shall pay all interest then accrued and unpaid. No Extension Period may extend beyond the stated maturity of the Junior Subordinated Debentures or end on a date other than an interest payment date. During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures, or holders of Trust Preferred Securities while outstanding, will be required to accrue original issue discount income for United States federal income tax purposes.

   During any Extension Period, we may not

  . declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock or

  . make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of ours that rank on a parity with, or junior to, the Junior Subordinated Debentures, other than, in the case of each preceding bullet point,

  . repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan;

  . as a result of an exchange or conversion of any class or series of our capital stock, or any capital stock of a subsidiary of ours, for any class or series of our capital stock or of any class or series of our then outstanding indebtedness for any class or series of our capital stock;

  . the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged;

  . any declaration of a dividend in the form of capital stock in connection with any shareholders' rights plan, or the issuance of rights to capital stock under any shareholders' rights plan, or the redemption or repurchase of rights pursuant any such plan; or

  . any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to the stock.

Prior to the termination of any Extension Period, we may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the stated maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, we may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at its end. We must give the Trustee notice of our election of an Extension Period at least one Business Day prior to the earlier of

  . the date the distributions on the Trust Preferred Securities would have been payable but for the election to begin such Extension Period and

  . the date the Property Trustee is required to give notice to holders of the Trust Preferred Securities of the record date or the date such distributions are payable,

but in any event not less than one business day prior to such record date. The Trustee will give notice of our election to begin a new Extension Period to the holders of the Trust Preferred Securities.

   For more information, see Section 312 of the applicable Debt Securities Indenture.

Redemption

   Junior Subordinated Debentures issued to a Trust are redeemable prior to maturity at our option in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event or an Investment Company Event, each as defined under "DESCRIPTION OF TRUST PREFERRED SECURITIES--Redemption." The redemption price will be as stated in the applicable prospectus supplement. The proceeds of any redemption will be used by a Trust to redeem the related Trust Preferred Securities and Trust Common Securities. For more information, see Section 407 of the applicable Debt Securities Indenture.

Additional Sums

   We will agree in the Subordinated Indenture that, if and for so long as

  . a Trust is the holder of all Junior Subordinated Debentures issued by us in connection with the issuance of Trust Preferred Securities by that Trust and

  . that Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event,

we will pay as additional sums on the Junior Subordinated Debentures the amounts that may be required so that the distributions payable by that Trust will not be reduced as a result of any additional taxes, duties or other governmental charges. For more information, see Section 608 of the applicable Debt Securities Indenture. See also "DESCRIPTION OF TRUST PREFERRED SECURITIES--Redemption."

Certain Covenants

   We will agree in the Subordinated Indenture

  . to continue to hold, directly or indirectly, 100% of the Trust Common Securities of any Trust to which Junior Subordinated Debentures have been issued while such Junior Subordinated Debentures are outstanding, provided that certain successors that are permitted pursuant to the Subordinated Indenture may succeed to our ownership of the Trust Common Securities;

  . not to voluntarily dissolve, wind up or liquidate a Trust to which Junior Subordinated Debentures have been issued, other than

      -- in connection with a distribution of Junior Subordinated Debentures to the holders of the Trust Preferred Securities in liquidation of a Trust or

      -- in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreements; and

  . to use our reasonable efforts, consistent with the terms and provisions of the Trust Agreements, to cause each Trust to which Junior Subordinated Debentures have been issued to continue not to be taxable other than as a grantor trust for United States federal income tax purposes.

For more information, see Section 609 of the applicable Debt Securities
Indenture.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

   If an Event of Default has occurred and is continuing under the Subordinated Indenture, and the Debt Securities Trustee and the holders of the Junior Subordinated Debentures have failed to declare the principal due and payable, the holders of at least 33% in aggregate liquidation amount of the related outstanding Trust Preferred Securities shall have this right. For more information, see Section 802 of the applicable Debt Securities Indenture.

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   If an Event of Default has occurred and is continuing under a Trust
Agreement and the event is attributable to our failure to pay any amounts payable in respect of Junior Subordinated Debentures on the date the amounts are otherwise payable, a registered holder of Trust Preferred Securities may institute a direct action against us for enforcement of payment to the holder of an amount equal to the amount payable in respect of Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities held by the holder, which we refer to in this discussion as a "Direct Action." For more information, see Section 808 of the applicable Debt Securities Indenture. We will have the right under the Subordinated Indenture to set-off any payment made to the holders of Trust Preferred Securities by us in connection with a Direct Action. For more information, see Section 313 of the applicable Debt Securities Indenture.

   We may not amend the Subordinated Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all the Trust Preferred Securities. Furthermore, so long as any of the Trust Preferred Securities are outstanding,

  . no modification of the Subordinated Indenture may be made that adversely affects the holders of the Trust Preferred Securities in any material respect;

  .  no termination of the Subordinated Indenture may occur; and

  . no waiver of any Debenture Event of Default or compliance with any covenant under the Subordinated Indenture may be effective,

without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the outstanding Trust Preferred Securities unless and until the principal of, accrued and unpaid interest on and premium, if any, on the Junior Subordinated Debentures have been paid in full and certain other conditions are satisfied. For more information, see Sections 813 and 1202 of the applicable Debt Securities Indenture.

   With certain exceptions, the holders of the Trust Preferred Securities would not be able to exercise directly any remedies available to the holders of the Junior Subordinated Debentures except under the circumstances described in this section. See "DESCRIPTION OF TRUST PREFERRED SECURITIES--Events of Default."

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

   This prospectus describes certain general terms of the Trust Preferred Securities. When the Trusts offer to sell a particular series of Trust Preferred Securities, we will describe the specific terms of that series in a prospectus supplement. The Trust Preferred Securities will be issued pursuant to one or more Trust Agreements, which we have summarized below. This summary is not complete. The form of Trust Agreement is filed as an exhibit to the registration statement of which this prospectus is a part. You should read the form of Trust Agreement for provisions that may be important to you.

General

   Each Trust will exist until terminated as provided in its Trust Agreement. The administrators and trustees of each Trust will be:

  . two of our employees, officers or affiliates as administrators (the "Administrators");

  . a financial institution that will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act (the "Property Trustee"); and

  . one trustee with its principal place of business in the State of Delaware (the "Delaware Trustee").

   The Trust Agreement will authorize the Administrators to issue two classes of Trust Securities: Trust Preferred Securities and Trust Common Securities. We will own all of the Trust Common Securities issued by each Trust, which will rank equally in right of payment with the Trust Preferred Securities issued by the respective Trust. However, if an Event of Default occurs and is continuing under the Trust Agreement, rights of the holders of the Trust Common Securities to payment for distributions and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. We will acquire Trust Common Securities of each Trust in a total liquidation amount of approximately three percent of the total capital of the Trust.

   Proceeds from the sale of both the Trust Preferred Securities and the Trust Common Securities issued by each Trust will be used to purchase our Junior Subordinated Debentures, which will be held in trust by the Property Trustee for the benefit of the holders of the Trust Securities issued by the respective Trust. We will guarantee the payments of distributions and payments of redemption or liquidation with respect to the Trust Preferred Securities issued by each Trust, but only to the extent the respective Trust has funds available to make those payments and has not made the payments. See "DESCRIPTION OF GUARANTEES" below.

   The assets of each Trust available for distribution to the holders of Trust Preferred Securities issued by the respective Trust will be limited to payments from us under the Junior Subordinated Debentures held by the Trust. If we fail to make a payment on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make related payments, including distributions, on its Trust Preferred Securities.

   Each Guarantee, when taken together with our obligations under the related Junior Subordinated Debentures, the Subordinated Indenture, and the related Trust Agreement, will provide a full and unconditional guaranty of amounts due on the Trust Preferred Securities issued by the respective Trust.

   The Trust Preferred Securities will have the terms, including distributions, redemption, voting, liquidation rights and other rights or restrictions that will be described in the related Trust Agreement or made part of it by the Trust Indenture Act or the Delaware Business Trust Act. Terms of the Trust Preferred Securities issued by each Trust will mirror the terms of the Junior Subordinated Debentures held by the respective Trust. In other words, the distribution rate and the distribution payment dates and other payment dates for the Trust Preferred Securities will correspond with the interest rate and interest payment dates and other dates on the Junior Subordinated Debentures.

Provisions of a Particular Series

   Each Trust may issue only one series of Trust Preferred Securities. The applicable prospectus supplement will set forth the principal terms of the Trust Preferred Securities that will be offered, including:

  .  the name of the Trust Preferred Securities;

  .  the liquidation amount and number of Trust Preferred Securities issued;

  . the annual distribution rate or rates or method of determining such rate or rates, the payment date or dates and the record dates used to determine the holders who are to receive distributions;

  .  the date from which distributions will be cumulative;

  . the optional redemption provisions, if any, including the prices, time periods and other terms and conditions on which the Trust Preferred Securities will be purchased or redeemed, in whole or in part;

  . the terms and conditions, if any, upon which the Junior Subordinated Debentures and the related Guarantee may be distributed to holders of those Trust Preferred Securities;

  . any securities exchange on which the Trust Preferred Securities will be listed;

  . the terms and conditions, if any, upon which the Trust Preferred Securities may be converted into our securities;

  . whether the Trust Preferred Securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depositary for those global certificates and the specific terms of the depositary arrangements; and

  . any other relevant rights, preferences, privileges, limitations or restrictions of the Trust Preferred Securities.

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

   The interest rate and interest and other payment dates of each series of Junior Subordinated Debentures issued to a Trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the Trust Preferred Securities of that Trust. For more information, see
Section 401 of the form of Trust Agreement.

Distributions

   The Trust Preferred Securities represent preferred, undivided, beneficial interests in the assets of the respective Trust. The applicable prospectus supplement will state the annual rate, as a percentage of the liquidation amount, at which distributions on each Trust Preferred Security will be payable, the liquidation amount and the dates on which distributions will be payable. For more information, see Section 401 of the form of Trust Agreement.

Extensions

   We have the right under the Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period, which we refer to in this prospectus as an "Extension Period," not exceeding 20 consecutive quarterly periods with respect to each Extension Period. During each Extension Period we shall have the right to make partial payments of interest on any interest payment date. At the end of each Extension Period we shall pay all interest then accrued and unpaid. No Extension Period may extend beyond the stated maturity of the Junior Subordinated Debentures or end on a date other than an interest payment date. As a consequence of any such deferral, distributions on the Trust Preferred Securities by a Trust will be deferred during any such Extension Period. Distributions to which holders of the Trust Preferred Securities are entitled will accumulate additional distributions at the rate stated in the applicable prospectus supplement. During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures, or holders of Trust Preferred Securities while outstanding, will be required to accrue original issue discount income for United States federal income tax purposes. For more information, see "ADDITIONAL TERMS OF JUNIOR SUBORDINATED DEBENTURES--Option to Extend Interest Payment Period."

   Each Trust will use the proceeds from the issuance and sale of the Trust Preferred Securities to purchase Junior Subordinated Debentures. The revenue of a Trust available for distribution to holders of the Trust Preferred Securities issued by that Trust will be limited to payments under those Junior Subordinated Debentures. If we do not make payments on the Junior Subordinated Debentures, a Trust will not have funds available to pay distributions or other amounts payable on the Trust Preferred Securities issued by that Trust. The payment of distributions and other amounts payable on the Trust Preferred Securities issued by a Trust, if and to the extent the Trust has funds legally available for and cash sufficient to make such payments, is guaranteed by us on a limited basis. For more information, see "DESCRIPTION OF GUARANTEES."

Exchange and Transfer

   The Property Trustee for each Trust will act as registrar and transfer agent for the Trust Preferred Securities issued by that Trust. Holders may present Trust Preferred Securities for exchange or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the Property Trustee. Exchanges and transfers are subject to the terms of the applicable Trust Agreement and applicable limitations for global securities. No charge will be made for any registration of transfer or exchange of Trust Preferred Securities, but the Property Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that the holder must pay in connection with the transaction. Any transfer or exchange will become effective upon the Property Trustee being satisfied with the documents of title and identity of the person making the request.

   The Property Trustee will not be required to

  . issue, register the transfer of, or exchange any Trust Preferred Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Trust Preferred Securities called for redemption and ending at the close of business on the day of mailing; or

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

  . register the transfer of, or exchange any Trust Preferred Securities selected for redemption except the unredeemed portion of any Trust Preferred Securities being partially redeemed.

For more information, see Section 505 of the form of Trust Agreement.

Payment and Paying Agents

   Payments in respect of the Trust Preferred Securities will be made to the depositary, which will credit the relevant accounts at the depositary on the applicable Distribution Dates or, if the Trust Preferred Securities are not held by the depositary, such payments will be made by check mailed to the address of the holder entitled thereto as such address appears on the securities register for the Trust Securities. The paying agent (the "Paying Agent") initially will be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Administrators. If the Property Trustee is no longer the Paying Agent, the Property Trustee will appoint a successor, which must be a bank or trust company reasonably acceptable to the Administrators, to act as Paying Agent. For more information, see Sections 404 and 510 of the form of Trust Agreement.

Redemption

   Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures held by a Trust, the proceeds shall be applied by the Property Trustee to redeem a Like Amount, as defined below, of the Trust Securities issued by that Trust, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the aggregate liquidation amount of the Trust Preferred Securities plus accumulated but unpaid distributions to but excluding the redemption date and the related amount of the premium, if any, paid by us upon the concurrent redemption of the Junior Subordinated Debentures. See "ADDITIONAL TERMS OF JUNIOR SUBORDINATED DEBENTURES--Redemption." If less than all the Junior Subordinated Debentures held by a Trust are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption shall be allocated to the redemption proportionately of the Trust Preferred Securities and the Trust Common Securities issued by that Trust based on the relative liquidation amounts of the classes. The amount of premium, if any, paid by us upon the redemption of all or any part of the Junior Subordinated Debentures held by a Trust to be repaid or redeemed on a redemption date shall be allocated to the redemption proportionately of the Trust Preferred Securities and the Trust Common Securities issued by that Trust.

   We have the right to redeem the Junior Subordinated Debentures held by a Trust

  . on or after the date fixed for redemption as stated in the applicable prospectus supplement, in whole at any time or in part from time to time, or

  . prior to the date fixed for redemption as stated in the applicable prospectus supplement, in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event or an Investment Company Event, each as defined below, in each case subject to possible regulatory approval.

   For more information, see Section 407 of the applicable Debt Securities Indenture and below under "--Liquidation Distribution Upon Dissolution." A redemption of related Junior Subordinated Debentures held by a Trust would cause a mandatory redemption of a Like Amount of the related Trust Preferred Securities and Trust Common Securities issued by that Trust at the redemption price.

   The redemption price, in the case of a redemption under the provisions summarized in the immediately preceding paragraph, shall equal the liquidation amount, as defined below, together with accumulated distributions to but excluding the date fixed for redemption.

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

   "Like Amount" means

  . with respect to a redemption of Trust Securities, Trust Securities having a liquidation amount equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Subordinated Indenture, allocated to the Trust Common Securities and to the Trust Preferred Securities based upon the relative liquidation amounts of the classes and

  . with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of a Trust, Junior Subordinated Debentures having a principal amount equal to the liquidation amount of the Trust Securities of the holder to whom the Junior Subordinated Debentures are distributed.

   "Tax Event" means the receipt by a Trust of an opinion of counsel to us experienced in relevant matters to the effect that, as a result of any amendment to, or change--including any announced prospective change--in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority of or in the United States, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying these laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance by a Trust of Trust Preferred Securities, including, without limitation, any of the foregoing arising with respect to, or resulting from, any proposal, proceeding or other action commencing on or before the date of issuance, there is more than an insubstantial risk that

  . the Trust is, or will be within 90 days of the delivery of the opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures we have issued to that Trust,

  . interest payable by us on the Junior Subordinated Debentures is not, or within 90 days of the delivery of the opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes or

  . the Trust is, or will be within 90 days of the delivery of the opinion, subject to more than an insubstantial amount of other taxes, duties or other governmental charges.

   If a Tax Event described in the first or third bullet-point of the definition of Tax Event above has occurred and is continuing and a Trust is the holder of all the Junior Subordinated Debentures issued by us to that Trust, we will pay, with respect to the Junior Subordinated Debentures, such additional amounts as may be necessary in order that the amount of distributions then due and payable by a Trust on the outstanding Trust Preferred Securities and Trust Common Securities of a Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which that Trust has become subject as a result of a Tax Event.

   "Investment Company Event" means the receipt by a Trust of an opinion of counsel to us experienced in these matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change--including any announced prospective change--in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance by that Trust of Trust Preferred Securities.

   For more information, see Section 402 of the form of Trust Agreement.

Redemption Procedures

   Trust Preferred Securities of a Trust redeemed on each redemption date shall be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures

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

held by that Trust. Redemptions of Trust Preferred Securities shall be made and the redemption price shall be payable on each redemption date only to the extent that a Trust has funds on hand available for the payment of the redemption price. See also "--Subordination of Trust Common Securities."

   If a Trust gives a notice of redemption in respect of any Trust Preferred Securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, in the case of Trust Preferred Securities held in book-entry form, the Property Trustee will deposit irrevocably with the depositary funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the Trust Preferred Securities. With respect to Trust Preferred Securities not held in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Trust Preferred Securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the Trust Preferred Securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any Trust Preferred Securities called for redemption shall be payable to the holders of the Trust Preferred Securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of the deposit all rights of the holders of the Trust Preferred Securities so called for redemption will cease, except the right of the holders of the Trust Preferred Securities to receive the redemption price, and any distribution payable in respect of the Trust Preferred Securities, but without interest on the redemption price, and the Trust Preferred Securities will cease to be outstanding. If any date fixed for redemption of Trust Preferred Securities is not a Business Day, then payment of the redemption price payable on that date will be made on the next succeeding day which is a Business Day, without any interest or other payment in respect of any delay, except that, if the Business Day falls in the next calendar year, the payment will be made on the immediately preceding Business Day. In the event that payment of the redemption price in respect of Trust Preferred Securities called for redemption is improperly withheld or refused and not paid either by a Trust or by us pursuant to the Guarantee as described under "DESCRIPTION OF GUARANTEES," distributions on the Trust Preferred Securities will continue to accumulate at the then applicable rate, from the redemption date originally established by a Trust for the Trust Preferred Securities it issues to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

   If less than all the Trust Preferred Securities and Trust Common Securities are to be redeemed on a redemption date, then the aggregate liquidation amount of the Trust Preferred Securities and Trust Common Securities to be redeemed shall be allocated proportionately to the Trust Preferred Securities and the Trust Common Securities based upon the relative liquidation amounts of the classes. The particular Trust Preferred Securities to be redeemed shall be selected on a proportionate basis not more than 60 days prior to the redemption date by the Property Trustee from the outstanding Trust Preferred Securities not previously called for redemption, or if the Trust Preferred Securities are then held in the form of a Global Trust Preferred Security, as defined below, in accordance with the depositary's customary procedures. The Property Trustee shall promptly notify the securities registrar for the Trust Securities in writing of the Trust Preferred Securities selected for redemption and, in the case of any Trust Preferred Securities selected for partial redemption, the liquidation amount to be redeemed. For all purposes of the Trust Agreements, unless the context otherwise requires, all provisions relating to the redemption of Trust Preferred Securities shall relate, in the case of any Trust Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Trust Preferred Securities which has been or is to be redeemed.

   Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of Trust Preferred Securities to be redeemed at its address appearing on the securities register for the Trust Securities. Unless we default in payment of the redemption price on the related Junior Subordinated Debentures, on and after the redemption date interest will cease to accrue on the Junior Subordinated Debentures or portions of them called for redemption.

   For more information, see Section 402 of the form of Trust Agreement.

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

Subordination of Trust Common Securities

   If on any distribution date or redemption date a payment event of default with respect to Junior Subordinated Debentures has occurred and is continuing, no payment on or in respect of the related Trust Common Securities shall be made unless all amounts due in respect of the related Trust Preferred Securities (including the liquidation amount or redemption price, if applicable) shall have been paid or payment provided for. All funds immediately available to the respective Property Trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the Trust Preferred Securities then due and payable.

   In the case of any Event of Default, as defined below, resulting from an event of default with respect to Junior Subordinated Debentures, the holders of Trust Common Securities will be deemed to have waived any right to act with respect to any Event of Default under the related Trust Agreement until the effects of all Events of Default with respect to the related Trust Preferred Securities have been cured, waived or otherwise eliminated. See "--Events of Default" and "DESCRIPTION OF DEBT SECURITIES--Events of Default." Until all Events of Default under the related Trust Agreement with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Trust Preferred Securities and not on behalf of the holders of the Trust Common Securities, and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

   For more information, see Section 403 of the form of Trust Agreement.

Liquidation Distribution Upon Dissolution

   In the event of any liquidation of a Trust, the applicable prospectus supplement will state the amount payable on the Trust Preferred Securities issued by that Trust as a dollar amount per Trust Preferred Security plus accumulated and unpaid distributions to the date of payment, subject to certain exceptions, which may be in the form of a distribution of the amount in Junior Subordinated Debentures held by that Trust.

   The holders of all the outstanding Trust Common Securities of a Trust have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Junior Subordinated Debentures held by that Trust to be distributed in liquidation of the Trust to the holders of the Trust Preferred Securities and Trust Common Securities issued by the Trust.

   Pursuant to the related Trust Agreement, a Trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of:

  . events of bankruptcy, dissolution or liquidation of Progress Energy or the holder of the Trust Common Securities, as specified in the Trust Agreement;

  . the giving by the holders of the Trust Common Securities issued by the Trust of written direction to the Property Trustee to dissolve the Trust, which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holders of the Trust Common Securities;

  . the repayment of all the Trust Preferred Securities issued by the Trust in connection with the redemption of all the Trust Securities issued by the Trust as described under "--Redemption"; and

  . the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

For more information, see Section 902 of the form of Trust Agreement.

   If dissolution of a Trust occurs as described in the first, second or fourth bullet-point above, the Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities issued by the Trust a Like Amount of the related Junior Subordinated Debentures, unless

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

the distribution is not practical, in which event the holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of the Trust Preferred Securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions to the date of payment. In this prospectus we refer to this amount as the "liquidation distribution." If the liquidation distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Trust on its Trust Preferred Securities shall be paid on a proportionate basis. The holders of the Trust Common Securities issued by the Trust will be entitled to receive distributions upon any liquidation proportionately with the holders of the Trust Preferred Securities, except that if a payment event of default has occurred and is continuing on the related Junior Subordinated Debentures, the Trust Preferred Securities shall have a priority over the Trust Common Securities. See "--Subordination of Trust Common Securities."

   After the liquidation date is fixed for any distribution of Junior Subordinated Debentures we have issued to a Trust,

  . the Trust Preferred Securities issued by that Trust will no longer be deemed to be outstanding,

  . the depositary or its nominee, as the registered holder of the Trust Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon the distribution with respect to the Trust Preferred Securities held by the depositary or its nominee and

  . any certificates representing the Trust Preferred Securities not held by the depositary or its nominee will be deemed to represent the Junior Subordinated Debentures having a principal amount equal to the stated liquidation amount of the Trust Preferred Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on the Trust Preferred Securities until the certificates are presented to the security registrar for the Trust Securities for transfer or reissuance.

For more information, see Section 904 of the form of Trust Agreement.

   If we do not redeem the Junior Subordinated Debentures we have issued to a Trust prior to the stated maturity and the Trust is not liquidated and the Junior Subordinated Debentures are not distributed to holders of the Trust Preferred Securities issued by that Trust, the Trust Preferred Securities will remain outstanding until the repayment of the Junior Subordinated Debentures and the distribution of the liquidation distribution to the holders of the Trust Preferred Securities.

   There can be no assurance as to the market prices for Trust Preferred Securities or the related Junior Subordinated Debentures that may be distributed in exchange for Trust Preferred Securities if a dissolution and liquidation of a Trust were to occur. Accordingly, the Trust Preferred Securities that an investor may purchase, or the related Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of a Trust, may trade at a discount to the price that the investor paid to purchase the Trust Preferred Securities offered hereby.

Events of Default

   Any one of the following events constitutes an Event of Default with respect to the Trust Preferred Securities issued by a Trust under the related Trust
Agreement:

  . the occurrence of an event of default under the Subordinated Indenture (see "DESCRIPTION OF DEBT SECURITIES--Events of Default");

  . default by the Trust in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days;

  . default by the Trust in the payment of any redemption price of any Trust Security issued by that Trust when it becomes due and payable;

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

  . default in the performance, or breach, in any material respect, of any covenant or warranty of the Property Trustee and the Delaware Trustee in the Trust Agreement, other than as described above, and continuation of the default or breach for a period of 60 days after there has been given, by registered or certified mail, to the appropriate trustees and to us by the holders of at least 33% in aggregate liquidation amount of the outstanding Trust Preferred Securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "Notice of Default" under the Trust Agreement;

  . the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days of the occurrence; or

  . the occurrence of certain events of bankruptcy or insolvency with respect to the Trust.

For more information, see Section 802 of the form of Trust Agreement.

   Within five business days after the occurrence of any Event of Default actually known to the respective Property Trustee, the Property Trustee will transmit notice of the Event of Default to the respective holders of Trust Securities and the respective Administrators, unless the Event of Default has been cured or waived. Within five business days after the receipt of notice that we intend to exercise our right under the Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures, the Property Trustee must notify the holders and the Administrators that we intend to defer these interest payments, unless we have revoked our determination to do so. For more information, see Section 803 of the form of Trust Agreement.

   The applicable Trust Agreement includes provisions as to the duties of the Property Trustee in case an event of default occurs and is continuing. Consistent with these provisions, the Property Trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the Property Trustee reasonable indemnity. For more information, see Section 801 of the form of Trust Agreement. Subject to these provisions for indemnification, the holders of a majority in liquidation amount of the related outstanding Trust Preferred Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred on the Property Trustee, with respect to the related Trust Preferred Securities. For more information, see Section 513 of the form of Trust Agreement.

   The holders of at least a majority in aggregate liquidation amount of the outstanding Trust Preferred Securities issued by a Trust may waive any past default under the applicable Trust Agreement except:

  .  a default in the payment of principal, premium or interest;

  . a default with respect to certain covenants and provisions of the applicable Trust Agreement that cannot be modified or amended without consent of the holder of each outstanding Trust Preferred Security; and

  . a default under the Subordinated Indenture that the holders of a majority in liquidation amount of the Trust Preferred Securities would not be entitled to waive under the applicable Trust Agreement.

For more information, see Section 802 of the form of Trust Agreement.

   If an event of default under the Subordinated Indenture has occurred and is continuing as a result of any failure by us to pay any amounts when due in respect of Junior Subordinated Debentures issued by us to a Trust, the related Trust Preferred Securities will have a preference over the related Trust Common Securities with respect to payments of any amounts in respect of the Trust Preferred Securities as described above. See "--Subordination of Trust Common Securities," "--Liquidation Distribution Upon Dissolution" and "DESCRIPTION OF DEBT SECURITIES--Events of Default."

   We must furnish annually to each Property Trustee a statement by an appropriate officer as to that officer's knowledge of our compliance with all conditions and covenants under the respective Trust Agreement. Also, the Administrators for each Trust must file, on behalf of the respective Trust, a statement as to our compliance with all conditions and covenants under the respective Trust Agreement. Our compliance is to be determined without regard to any grace period or notice requirement under the respective Trust Agreement. For more information, see Section 817 of the form of Trust Agreement.


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Voting Rights; Amendment of Trust Agreement

   Except as provided below and under "--Resignation, Removal of Property Trustee and Delaware Trustee; Appointment of Successors" and "DESCRIPTION OF GUARANTEES--Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Trust Preferred Securities issued by a Trust will have no voting rights.

   The Trust Agreement applicable to a Trust may be amended from time to time by the holders of a majority in liquidation amount of its Trust Common Securities and the respective Property Trustee, without the consent of the holders of the Trust Preferred Securities issued by the Trust,

  . to cure any ambiguity, correct or supplement any provisions in the Trust Agreements that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreements, provided that any the amendment does not adversely affect in any material respect the interests of any holder of Trust Securities, or

  . to modify, eliminate or add to any provisions of the Trust Agreements to the extent as may be necessary to ensure that a Trust will not be taxable other than as a grantor trust for United States federal income tax purposes at any time that any Trust Securities are outstanding or to ensure that a Trust will not be required to register as an "investment company" under the Investment Company Act.

   The Trust Agreement may be amended by the holders of a majority of the Trust Common Securities and the Property Trustee with

  . the consent of holders representing not less than a majority in aggregate liquidation amount of the outstanding Trust Preferred Securities and

  . receipt by the Property Trustee and the Delaware Trustee of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the Trust's not being taxable other than as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act.

   Without the consent of each holder of Trust Preferred Securities affected by the amendment or related exercise of power, the Trust Agreement applicable to a Trust may not be amended to

  . change the amount or timing of any distribution on the Trust Securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Trust Securities as of a specified date or

  . restrict the right of a holder of Trust Securities to institute suit for the enforcement of any payment due.

For more information, see Section 1002 of the form of Trust Agreement.

   So long as any Junior Subordinated Debentures are held by a Trust, the respective Property Trustee will not

  . direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee under the Subordinated Indenture, or execute any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures,

  . waive any past default that is waivable under Section 813 of the Subordinated Indenture,

  . exercise any right to rescind or annul a declaration that the Junior Subordinated Debentures shall be due and payable or

  . consent to any amendment, modification or termination of the Subordinated Indenture or the Junior Subordinated Debentures, where consent shall be required without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate liquidation amount of the Trust Preferred Securities, except that, if a consent under the Subordinated Indenture would

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

require the consent of each holder of Junior Subordinated Debentures affected by the consent, no consent will be given by the Property Trustee without the prior written consent of each holder of the Trust Preferred Securities. For more information, see Section 601 of the form of Trust Agreement.

   A Property Trustee may not revoke any action previously authorized or approved by a vote of the holders of the Trust Preferred Securities issued by its respective Trust except by subsequent vote of the holders of the Trust Preferred Securities. The Property Trustee will notify each holder of Trust Preferred Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition, before taking any of the foregoing actions, the Property Trustee will obtain an opinion of counsel experienced in relevant matters to the effect that the Trust will not be taxable other than as a grantor trust for United States federal income tax purposes on account of the action. For more information, see Section 601 of the form of Trust Agreement.

   Any required approval of holders of Trust Preferred Securities issued by a Trust may be given at a meeting of holders of those Trust Preferred Securities convened for the purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each registered holder of Trust Preferred Securities in the manner set forth in the applicable Trust Agreement. For more information, see Sections 602 through 607 of the form of Trust Agreement.

   No vote or consent of the holders of Trust Preferred Securities issued by a Trust will be required to redeem and cancel those Trust Preferred Securities in accordance with the applicable Trust Agreement. See above under "--Redemption."

   Notwithstanding that holders of Trust Preferred Securities issued by a Trust are entitled to vote or consent under any of the circumstances described above, any of those Trust Preferred Securities that are owned by us, the respective Property Trustee or Delaware Trustee, or any affiliate of us or either trustee, will, for purposes of the vote or consent, be treated as if they were not outstanding. For more information, see the definition of "Outstanding" in
Section 101 of the form of Trust Agreement.

Resignation, Removal of Property Trustee and Delaware Trustee; Appointment of Successors

   The Property Trustee or the Delaware Trustee of a Trust may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in liquidation amount of that Trust's outstanding Trust Preferred Securities delivered to the trustee to be removed and to us. No resignation or removal of either of the Trustees and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the Trust Agreement. So long as no event of default or event that would become an event of default has occurred and is continuing, and except with respect to a trustee appointed by an action of the holders, if we have delivered to either the Property Trustee or the Delaware Trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the Trust Agreement, the Property Trustee or the Delaware Trustee, as the case may be, will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the Trust Agreement. For more information, see Section 811 of the form of Trust Agreement.

Mergers, Consolidations, Amalgamations or Replacements of a Trust

   A Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any entity, except as described below or as otherwise set forth in the applicable Trust Agreement. A Trust may, at the request of the holders of its Trust Common Securities and with the consent of the holders of at least a majority in aggregate liquidation amount of its outstanding Trust Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a Trust organized as such under the laws of any state, so long as

  .  the successor entity either

      -- expressly assumes all the obligations of the Trust with respect to its Trust Preferred Securities or

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

      -- substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust Preferred Securities, which we refer to in this prospectus as the Successor Securities, so long as the Successor Securities have the same priority as the Trust Preferred Securities with respect to distributions and payments upon liquidation, redemption and otherwise;

  . a trustee of the successor entity, possessing the same powers and duties as the Property Trustee, is appointed to hold the related Junior Subordinated Debentures;

  . the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust Preferred Securities, including any Successor Securities, to be downgraded by any nationally recognized statistical rating organization;

  . the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities, including any Successor Securities, in any material respect;

  . the successor entity has a purpose substantially identical to that of the Trust;

  . prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Trust has received an opinion from independent counsel experienced in relevant matters to the effect that

      -- the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities, including any Successor Securities, in any material respect and

      -- following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

  . Progress Energy or any permitted successor or assignee owns all the Trust Common Securities of the successor entity and guarantees the obligations of the successor entity under the Successor Securities at least to the extent provided by the applicable Guarantee.

   Notwithstanding the foregoing, a Trust may not, except with the consent of holders of 100% in aggregate liquidation amount of the Trust Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be taxable other than as a grantor trust for United States federal income tax purposes.

   For more information, see Section 905 of the form of Trust Agreement.

Global Securities

   Unless stated otherwise in an applicable prospectus supplement, all of the Trust Preferred Securities will be issued initially as global securities (collectively, the "Global Trust Preferred Securities"). Each Global Trust Preferred Security will be issued in the name of a depositary identified in the applicable prospectus supplement. The Global Trust Preferred Securities will be deposited with a depositary or nominee or custodian for the depositary and will bear a legend regarding restrictions on exchanges and registration of transfer as discussed below and any other matters to be provided pursuant to the Trust Agreement.

   As long as the depositary or its nominee is the registered holder of a Global Trust Preferred Security, that person will be considered the sole owner and holder of the Global Trust Preferred Security and the securities represented by it for all purposes under the securities and the Trust Agreement. Except in limited circumstances, owners of a beneficial interest in a Global Trust Preferred Security

  . will not be entitled to have the Global Trust Preferred Security or any securities represented by it registered in their names;

  . will not receive or be entitled to receive physical delivery of certificated securities in exchange for the Global Trust Preferred Security; and

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

  . will not be considered to be the owners or holders of the Global Trust Preferred Security or any securities represented by it for any purposes under the securities or the applicable indenture.

   The Property Trustee will make all payments with respect to a Global Trust Preferred Security to the depositary or its nominee as the holder of the Global Trust Preferred Security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Trust Preferred Security.

   Ownership of beneficial interests in a Global Trust Preferred Security will be limited to institutions having accounts with the depositary or its nominee, called "participants" for purposes of this discussion, and to persons that hold beneficial interests through participants. When a Global Trust Preferred Security is issued, the depositary will credit on its book entry, registration and transfer system the principal amounts of securities represented by the Global Trust Preferred Security to the accounts of its participants. Ownership of beneficial interests in a Global Trust Preferred Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by

  .  the depositary, with respect to participants' interests; or

  . any participant, with respect to interests of persons held by the participants on their behalf.

   Payments by participants to owners of beneficial interests held through the participants will be the responsibility of the participants. The depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a Global Trust Preferred Security. None of the following will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Trust Preferred Security, or for maintaining, supervising or reviewing any records relating to those beneficial interests:

  .  the Trust;

  .  the Property Trustee;

  .  the Delaware Trustee;

  .  the Administrators;

  .  Progress Energy; or

  .  any agent of any of the above.

   The Trust Agreement provides that if:

  . the depositary gives notice to us that it is unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, or

  . the depositary ceases to be eligible under the Trust Agreement and a successor depositary is not appointed by us within 90 days, or

  . we decide to discontinue use of the system of book-entry transfers through the depositary or its successor,

the Global Trust Preferred Securities will be exchanged for Trust Preferred Securities in definitive form of an equal aggregate Liquidation Amount, in authorized denominations. The depositary will provide to the Property Trustee the name or names in which the Property Trustee is to register these definitive Trust Preferred Securities. For more information, see Section 504 of the form of Trust Agreement.

Expenses and Taxes

   In each of the Trust Agreements, we have agreed to pay

  . all debts and other obligations, other than with respect to the Trust Preferred Securities issued by a Trust and all costs and expenses of the Trust, including

      -- the costs and expenses relating to the organization of a Trust,

      -- the fees and expenses of the Property Trustee and the Delaware Trustee and

      -- the costs and expenses relating to the operation of the Trust, and

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

  . any and all taxes and all costs and expenses with respect to them, other than withholding taxes, to which the Trust might become subject.

For more information, see Section 408 of the form of Trust Agreement and
Section 907 of the form of Debt Securities Indenture.

Information Concerning the Property Trustees

   Each Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only the duties as are specifically set forth in the applicable Trust Agreement and, after an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. For more information, see Section 801 of the form of Trust Agreement. Subject to this provision, each Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreements at the request of any holder of Trust Preferred Securities issued by the respective Trust unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by exercising these powers. For more information, see Sections 804 and 807 of the form of Trust Agreement.

Miscellaneous

   The Administrators and the Property Trustee relating to each Trust are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxable other than as a grantor trust for United States federal income tax purposes and so that the Junior Subordinated Debentures held by that Trust will be treated as indebtedness of ours for United States federal income tax purposes. In this connection, each Property Trustee and the holders of Trust Common Securities issued by the respective Trust are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust of the Trust or the applicable Trust Agreement, that the Property Trustee and the holders of Trust Common Securities determine in their discretion to be necessary or desirable for these purposes, as long as this action does not materially adversely affect the interests of the holders of the Trust Preferred Securities. For more information, see Section 207(d) of the form of Trust Agreement.

   Holders of the Trust Preferred Securities have no preemptive or similar rights. For more information, see Section 513 of the form of Trust Agreement.

   A Trust may not borrow money or issue debt or mortgage or pledge any of its assets. For more information, see Section 207(b) of the form of Trust Agreement.

Governing Law

   The Trust Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

                           DESCRIPTION OF GUARANTEES

   Each Guarantee will be executed and delivered by us concurrently with the issuance of Trust Preferred Securities by a Trust for the benefit of the holders from time to time of the Trust Preferred Securities. We will elect a Guarantee Trustee under each Guarantee. Each Guarantee Trustee will hold the respective Guarantee for the benefit of the holders of the Trust Preferred Securities issued by the related Trust. We have summarized below certain provisions of the Guarantees. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Guarantee, including the definitions in the Guarantee of certain terms. The form of Guarantee Agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

General

   We will irrevocably agree to pay in full on a subordinated basis the Guarantee Payments, as defined below, to the holders of the Trust Preferred Securities issued by each Trust, as and when due, regardless of any defense,

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

right of set-off or counterclaim that a Trust may have or assert other than the defense of payment. The following payments with respect to the Trust Preferred Securities, to the extent not paid or made by or on behalf of the respective Trust, which payments we refer to in this discussion as the "Guarantee Payments," will be subject to the respective Guarantee:

  . any accumulated and unpaid distributions required to be paid on the Trust Preferred Securities, to the extent that the Trust has funds on hand available for payment of these distributions at this time;

  . the redemption price with respect to any Trust Preferred Securities called for redemption, to the extent that the Trust has funds on hand available for payment of the redemption price at this time; and

  . upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust, unless the related Junior Subordinated Debentures are distributed to holders of the Trust Preferred Securities, the lesser of

      -- the aggregate of the liquidation amount and all accumulated and unpaid distributions to the date of payment, to the extent that the Trust has funds on hand available for these payments at this time, and

      -- the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred S1ecurities on liquidation of the Trust.

   Our obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by us to the holders of the Trust Preferred Securities or by causing the Trust to pay these amounts to the holders. For more information, see Section 501 of the form of Guarantee Agreement.

   Each Guarantee will be an irrevocable guarantee on a subordinated basis of the obligations of the respective Trust under its Trust Preferred Securities, but will apply only to the extent that the Trust has funds sufficient to make these payments, and is not a guarantee of collection. For more information, see
Section 505 of the form of Guarantee Agreement.

   If we do not make payments on the Junior Subordinated Debentures held by a Trust, the Trust will not be able to pay any amounts payable in respect of its Trust Preferred Securities and will not have funds legally available for these payments. Both Guarantees will rank subordinate and junior in right of payment to all our Senior Indebtedness. See "--Status of the Guarantees." The Guarantees do not limit our incurrence or issuance of other secured or unsecured debt, including Senior Indebtedness, whether under the Subordinated Indenture, any other indenture that we may enter into in the future or otherwise.

   We have, through the Guarantees, the Trust Agreements, the Junior Subordinated Debentures and the Subordinated Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of each Trust's obligations under its Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of each Trust's obligations in respect of its Trust Preferred Securities. See "RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, JUNIOR SUBORDINATED DEBENTURES AND GUARANTEES."

Status of the Guarantees

   Each Guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all our Senior Indebtedness in the same manner as the Junior Subordinated Debentures. For more information, see Section 601 of the form of Guarantee Agreement.

   Each Guarantee will constitute a guarantee of payment and not of collection; specifically, the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity. Each Guarantee will be held by the respective Guarantee Trustee for the benefit of the holders of the related Trust Preferred Securities. A Guarantee

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

will not be discharged except by payment of the applicable Guarantee Payments in full to the extent not paid or distributed by the respective Trust. For more information, see Sections 504 and 505 of the form of Guarantee Agreement.

Amendments and Assignment

   Except with respect to any changes that do not materially adversely affect the rights of holders of the related Trust Preferred Securities, in which case no vote will be required, a Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the related Trust Preferred Securities. The manner of obtaining this type of approval will be as set forth under "DESCRIPTION OF TRUST PREFERRED SECURITIES--Voting Rights; Amendment of Trust Agreement." For more information, see Section 802 of the form of Guarantee Agreement. All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of ours and shall inure to the benefit of the holders of the related Trust Preferred Securities then outstanding. For more information, see Sections 801 and 804 of the form of Guarantee Agreement.

Events of Default

   An event of default under a Guarantee will occur upon our failure to perform any of our payment or other obligations under the Guarantee, or to perform any non-payment obligation if the non-payment default remains unremedied for 30 days.

   The holders of not less than a majority in aggregate liquidation amount of the related Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Any registered holder of Trust Preferred Securities may institute a legal proceeding directly against us to enforce its rights under the related Guarantee without first instituting a legal proceeding against the related Trust, the Guarantee Trustee or any other person or entity. For more information, see Section 504 of the form of Guarantee Agreement.

   We, as guarantor, are required to file annually with each Guarantee Trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under each Guarantee. For more information, see
Section 205 of the form of Guarantee Agreement.

Termination of the Guarantees

   Each Guarantee will terminate and be of no further force and effect upon full payment of the redemption price of the related Trust Preferred Securities, upon full payment of the amounts payable with respect to the Trust Preferred Securities upon liquidation of the respective Trust, upon distribution of the related Junior Subordinated Debentures to the holders of the Trust Preferred Securities and under certain instances, upon the exchange of the Guarantee pursuant to an exchange offer for the Trust Preferred Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Trust Preferred Securities must restore payment of any sums paid under the Trust Preferred Securities or the Guarantee. For more information, see Section 701 of the form of Guarantee Agreement.

Governing Law

   Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

             RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, JUNIOR
                    SUBORDINATED DEBENTURES AND GUARANTEES

Full and Unconditional Guarantee

   Payments of distributions and other amounts due on the Trust Preferred Securities issued by a Trust, to the extent the Trust has funds available for the payment, are irrevocably guaranteed by us as and to the extent set forth under "DESCRIPTION OF GUARANTEES." Taken together, our obligations under the related Junior Subordinated Debentures, the Subordinated Indenture, the related Trust Agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Trust Preferred Securities issued by a Trust. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of each Trust's obligations in respect of the related Trust Preferred Securities. If and to the extent that we do not make payments on the Junior Subordinated Debentures issued to a Trust, the Trust will not have sufficient funds to pay distributions or other amounts due on its Trust Preferred Securities. A Guarantee does not cover payment of amounts payable with respect to the Trust Preferred Securities issued by a Trust when the Trust does not have sufficient funds to pay these amounts. In this event, the remedy of a holder of the Trust Preferred Securities is to institute a legal proceeding directly against us for enforcement of payment of our obligations under Junior Subordinated Debentures having a principal amount equal to the liquidation amount of the Trust Preferred Securities held by the holder.

   Our obligations under the Junior Subordinated Debentures and the Guarantees are subordinate and junior in right of payment to all Senior Indebtedness.

Sufficiency of Payments

   As long as payments are made when due on the Junior Subordinated Debentures issued to a Trust, these payments will be sufficient to cover distributions and other payments distributable on the Trust Preferred Securities issued by that Trust, primarily because:

  . the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Preferred Securities and Trust Common Securities;

  . the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate, distribution dates and other payment dates for the Trust Preferred Securities;

  . we will pay for any and all costs, expenses and liabilities of the Trust except the Trust's obligations to holders of the related Trust Securities; and

  . the applicable Trust Agreement further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

   Notwithstanding anything to the contrary in the Subordinated Indenture, we have the right to set-off any payment we are otherwise required to make under the Subordinated Indenture against and to the extent we have previously made, or are concurrently on the date of the payment making, a payment under a Guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

   A holder of any Trust Preferred Security may institute a legal proceeding directly against us to enforce its rights under the related Guarantee without first instituting a legal proceeding against the related Guarantee Trustee, the related Trust or any other person or entity. See "DESCRIPTION OF GUARANTEES."

   A default or event of default under any Senior Indebtedness of ours would not constitute a default or Event of Default in respect of any Trust Preferred Securities. However, in the event of payment defaults under, or

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

acceleration of, our Senior Indebtedness, the subordination provisions of the Subordinated Indenture provide that no payments may be made in respect of the related Junior Subordinated Debentures until the Senior Indebtedness has been paid in full or any payment default under the Subordinated Indenture has been cured or waived. See "ADDITIONAL TERMS OF JUNIOR SUBORDINATED DEBENTURES--Subordination."

Limited Purpose of Trust

   The Trust Preferred Securities issued by a Trust represent preferred undivided beneficial interests in the assets of the Trust, and the Trust exists for the sole purpose of issuing its Trust Preferred Securities and Trust Common Securities and investing the proceeds of these Trust Securities in Junior Subordinated Debentures. A principal difference between the rights of a holder of a Trust Preferred Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from us payments on Junior Subordinated Debentures held, while a holder of Trust Preferred Securities is entitled to receive distributions or other amounts distributable with respect to the Trust Preferred Securities from a Trust, or from us under a Guarantee, only if and to the extent the Trust has funds available for the payment of the distributions.

Rights Upon Dissolution

   Upon any voluntary or involuntary dissolution of a Trust, other than any dissolution involving the distribution of the related Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Trust Preferred Securities issued by the Trust will be entitled to receive, out of assets held by the Trust, the liquidation distribution in cash. See "DESCRIPTION OF TRUST PREFERRED SECURITIES--Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of Progress Energy, a Trust, as registered holder of Junior Subordinated Debentures, would be a subordinated creditor of ours, subordinated and junior in right of payment to all Senior Indebtedness as set forth in the Subordinated Indenture, but entitled to receive payment in full of all amounts payable with respect to the Junior Subordinated Debentures before any of our shareholders receives payments or distributions. Since we are the guarantor under each of the Guarantees and have agreed under the Subordinated Indenture to pay for all costs, expenses and liabilities of each Trust, other than each Trust's obligations to the holders of the respective Trust Securities, the positions of a holder of Trust Preferred Securities and a holder of Junior Subordinated Debentures relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

Accounting Treatment

   Each Trust will be treated as a subsidiary of ours for financial reporting purposes. Accordingly, our consolidated financial statements will include the accounts of each Trust. The Trust Preferred Securities issued by the Trusts, along with any other trust preferred securities that we guarantee on an equivalent basis, will be presented as long term debt in our consolidated balance sheets, and appropriate disclosures about the Trust Preferred Securities, the related Guarantees and the Junior Subordinated Debentures will be included in the notes to our consolidated financial statements. We will record distributions that each Trust pays on the Trust Preferred Securities it issues as an expense in our consolidated statement of income.

                         DESCRIPTION OF CAPITAL STOCK

   The following summary of the characteristics of our capital stock is qualified in all respect by reference to our articles of incorporation and bylaws, each as amended, copies of which are on file with the SEC as Exhibit 3(a)(1) to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 and Exhibit 3 to our Current Report on Form 8-K, filed January 17, 2002, respectively.

Reference is also made to the laws of the State of North Carolina. Our authorized equity capitalization consists of 500,000,000 shares of Common Stock, no par value per share, and 20,000,000 shares of Preferred Stock, no par value per share. As of September 30, 2001, 218,739,274 shares of our Common Stock and no shares of our Preferred Stock were issued and outstanding.

Preferred Stock

   Our board of directors has the authority under a "blank check" provision in our articles to issue, without any vote or action by the Progress Energy shareholders, shares of Progress Energy Preferred Stock in one or more series and to fix the designations, preferences, rights, qualifications, limitations and restrictions of the stock, including the dividend rights, conversion rights, terms of redemption--including sinking fund provisions--liquidation preferences and the number of shares constituting any series. The Progress Energy board of directors may also fix the voting rights, if any, of a series, except that it does not have authority under the "blank check" provision to issue Preferred Stock with more than one vote per share. There are no shares of Progress Energy Preferred Stock outstanding as of the date of this prospectus, and there are no existing agreements or understandings for the designation of any series of Preferred Stock or the issuance of preferred shares.

Common Stock

   This description of the Progress Energy Common Stock assumes that no Progress Energy Preferred Stock is issued and outstanding and that the Progress Energy board of directors has not determined the rights and preferences of any shares of Progress Energy Preferred Stock. The rights and preferences of the Progress Energy Common Stock, as generally described below, may change in relation to any shares of Progress Energy Preferred Stock that might be issued in the future.

  Exchange Listing

   Our outstanding shares of Common Stock are listed on the New York Stock Exchange under the symbol "PGN." Any additional Common Stock we issue will also be listed on the NYSE.

  Par Value

   The Progress Energy Common Stock does not have a stated par value. A designated par value is not required under North Carolina law.

  Dividends

   Subject to the prior rights, if any, of holders of Progress Energy Preferred Stock, holders of Progress Energy Common Stock are entitled to any dividends that might be declared by Progress Energy's board of directors. Progress Energy may purchase or otherwise acquire outstanding shares of Progress Energy Common Stock out of funds or other property legally available for this purpose.

   Holders of Common Stock may receive dividends when declared by the Board of Directors. Dividends may be paid in cash, stock or other form. In certain cases, holders of Common Stock may not receive dividends until we have satisfied our obligations to any holders of Preferred Stock. Under certain circumstances, any debt instrument may restrict our ability to pay cash dividends.

  Voting Rights and Cumulative Voting

   Each share of Progress Energy Common Stock is entitled to one vote on all matters on which holders of Common Stock are entitled to vote. Holders of Common Stock do not have cumulative voting rights for the election of directors. Consequently, the holders of more than 50% of the shares of Common Stock voting can elect all of Progress Energy's directors, and in this event the holders of the remaining shares of Common Stock voting--less than 50%--would not have sufficient votes to elect any directors.

  Preemptive Rights

   The holders of Progress Energy Common Stock have no preemptive rights to purchase additional shares of Progress Energy Common Stock or other securities of Progress Energy.

  Redemption and Conversion

   Shares of Progress Energy Common Stock are not subject to any redemption provisions and are not convertible into any other securities or property.

  Fully Paid

   All outstanding shares of Common Stock are fully paid and non-assessable.
Any additional Common Stock we issue will also be fully paid and non-assessable.

  Voting Rights

   Each share of Common Stock is entitled to one vote in the election of directors and other matters. Holders of Common Stock are not entitled to cumulative voting rights.

  Other Rights

   We will notify holders of Common Stock of any shareholders' meetings according to applicable law. If we liquidate, dissolve or wind up our business, either voluntarily or not, holders of Common Stock will share equally in the assets remaining after we pay our creditors and holders of Preferred Stock.

  Transfer Agent and Registrar

   The transfer agent and registrar for the Progress Energy Common Stock is EquiServe Trust Company, N.A.

       DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

   We may issue Stock Purchase Contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of Common Stock at a future date or dates, which we refer to in this prospectus as "Stock Purchase Contracts." The price per share of Common Stock and the number of shares of Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as part of units consisting of a Stock Purchase Contract and beneficial interests in debt securities, Trust Preferred Securities, Preferred Stock or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the Common Stock under the Stock Purchase Contracts, which we refer to in this prospectus as "Stock Purchase Units." The Stock Purchase Contracts may require us to make periodic payments to the holders of the Stock Purchase Units or vice versa, and these payments may be unsecured or refunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations under those contracts in a specified manner.

   The applicable prospectus supplement will describe the terms of the Stock Purchase Contracts or Stock Purchase Units, including, if applicable, collateral or depositary arrangements, relating to the Stock Purchase Contracts or Stock Purchase Units.

                             PLAN OF DISTRIBUTION

   We and the Trusts may sell the securities in any of three ways:

  .  through underwriters or dealers;

  . directly through a limited number of institutional or other purchasers or to a single purchaser; or

  .  through agents.

   The applicable prospectus supplement will set forth the terms under which the securities are offered, including

  .  the names of any underwriters, dealers or agents;

  .  the purchase price and the net proceeds to us from the sale;

  . any underwriting discounts and other items constituting underwriters' compensation;

  .  any initial public offering price;

  .  any discounts or concessions allowed, re-allowed or paid to dealers; and

  .  any securities exchanges on which we may list any offered securities

   We or any underwriters or dealers may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

   If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be severally obligated to purchase all of the securities, except that in certain cases involving a default by an underwriter, less than all of the securities may be purchased. If we sell securities through an agent, the applicable prospectus supplement will state the name and any commission payable by us to the agent. Unless the prospectus supplement states otherwise, any agent acting for us will be acting on a best efforts basis for the period of its appointment.

   The applicable prospectus supplement will state whether we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. These contracts will be subject to the conditions set forth in the prospectus supplement. Additionally, the prospectus supplement will set forth the commission payable for solicitation of these contracts.

   Agents and underwriters may be entitled under agreements with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933.

                                    EXPERTS

   The financial statements and the related financial statement schedule of Progress Energy, Inc., and its consolidated subsidiaries (except for amounts derived from the consolidated balance sheet and schedule of capitalization of Florida Progress Corporation and its subsidiaries as of December 31, 2000) as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, incorporated in this prospectus by reference from the Progress Energy, Inc. Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP as stated in their report which is incorporated herein by reference. The consolidated balance sheet and schedule of capitalization of Florida Progress

Corporation and its subsidiaries as of December 31, 2000, not separately presented in the Progress Energy, Inc. Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by KPMG LLP as stated in their report incorporated in this prospectus by reference from the Progress Energy, Inc. Annual Report on Form 10-K for the year ended December 31, 2000. Such financial statements of Progress Energy, Inc. and its consolidated subsidiaries have been incorporated by reference herein in reliance upon the respective reports of Deloitte & Touche LLP and KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

   The financial statements and schedules of Florida Progress Corporation and Florida Power Corporation as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, have been incorporated by reference in this prospectus in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                LEGAL OPINIONS

   William D. Johnson, of our legal department, and Hunton & Williams of Raleigh, North Carolina, our outside counsel, will issue opinions about the legality of the offered securities for us, and Richards Layton & Finger, special Delaware counsel to the Trusts and for us, will issue such opinions for the Trusts. Any underwriters or agents will be advised on issues relating to any offering by their own legal counsel, Pillsbury Winthrop LLP of New York, New York. Hunton & Williams and Pillsbury Winthrop LLP will rely on Richards, Layton and Finger as to matters of Delaware law.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

                                                                 Estimated
     Item                                                          Total
     ----                                                        ----------
     Securities and Exchange Commission registration fee........ $  184,000
     Rating agencies' fees...................................... $  500,000
     Trustees' fees............................................. $   60,000
     Counsels' fees............................................. $  350,000
     Accountants' fees.......................................... $  150,000
     Printing and engraving..................................... $   70,000
     Blue Sky fees.............................................. $   25,000
     Miscellaneous.............................................. $   50,000
                                                                 ----------
        Total................................................... $1,389,000

   All amounts other than the registration fee are estimated.

Item 15.  Indemnification of Directors and Officers.

   Sections 55-8-51 through 55-8-57 of the North Carolina Business Corporation Act (the "NCBCA") and the Articles of Incorporation and Bylaws of Progress Energy provide for indemnification of the registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended. Progress Energy has insurance covering expenditures it might incur in connection with the lawful indemnification of its directors and officers for their liabilities and expenses. Officers and directors of Progress Energy also have insurance which insures them against certain liabilities and expenses.

   As authorized by the NCBCA, and to the fullest extent permitted by it, the Progress Energy Articles of Incorporation provide that a Progress Energy director will not be liable to Progress Energy or to any Progress Energy shareholder for monetary damages arising from the director's breach of his or her duties as a director. The NCBCA permits these provisions, except for (i) acts or omissions that the director at the time of the breach knew or believed were clearly in conflict with the best interests of the corporation, (ii) unlawful distributions, and (iii) any transaction from which the director derived an improper personal benefit.

   The NCBCA provides directors and officers with a right to indemnification relating to official conduct when the director or officer has been wholly successful in defense of a claim. In addition, a director or officer without the right to indemnification may apply to a court for an order requiring the corporation to indemnify the director or officer in a particular case.

   The NCBCA also authorizes a corporation to indemnify directors and officers beyond the indemnification rights granted by law. The Progress Energy Bylaws provide that any person who is or was a director or officer of Progress Energy and any person who at the request of Progress Energy serves or has served as an officer or director (or in any position of similar authority) of any other corporation or other enterprise, including as an individual trustee under any employee benefit plan, will be reimbursed and indemnified against liability and expenses incurred by that person in connection with any action, suit or proceeding arising out of that person's status as a director or officer of Progress Energy (i) if that person's acts or omissions is required, authorized or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any state statute regulating Progress Energy or any of its subsidiaries by reason of their being public utility companies or subsidiaries of public utility holding companies, or any amendments to the foregoing laws, or (ii) if that person's acts or omissions were not known or believed by him or her to be clearly in conflict with the best interests of Progress Energy.

Item 16.  Exhibits.

   Reference is made to the Index to Exhibits at page II-7, such Index to Exhibits being incorporated into this Item 16 by reference.

Item 17.  Undertakings.

   (a)  The undersigned registrants hereby undertake:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or
       Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of each such registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the provisions described under Item 8 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (d) The undersigned registrant hereby undertakes that:

      1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (e) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee under each indenture to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, Progress Energy, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 7th day of February, 2002.


                                          PROGRESS ENERGY, INC.


                                          By: /S/  WILLIAM CAVANAUGH III*

                                           ------------------------------------
                                             William Cavanaugh III
                                             Chairman, President and Chief
                                             Executive Officer



   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


          Signature                       Title                   Date
          ---------                       -----                   ----

 /s/  WILLIAM CAVANAUGH III*  President and Chief Executive February 7, 2002
-----------------------------   Officer and Chairman of the
    William Cavanaugh III       Board

  /s/  PETER M. SCOTT III*    Executive Vice President and  February 7, 2002
-----------------------------   Chief Financial Officer
     Peter M. Scott III

  /s/  ROBERT H. BAZEMORE*    Controller and Chief          February 7, 2002
-----------------------------   Accounting Officer
     Robert H. Bazemore

    /s/  EDWIN B. BORDEN*     Director                      February 7, 2002
-----------------------------
       Edwin B. Borden

    /s/  DAVID L. BURNER*     Director                      February 7, 2002
-----------------------------
       David L. Burner

   /s/  CHARLES W. COKER*     Director                      February 7, 2002
-----------------------------
      Charles W. Coker

 /s/  RICHARD L. DAUGHERTY*   Director                      February 7, 2002
-----------------------------
    Richard L. Daugherty

 /s/  W. D. FREDERICK, JR.*   Director                      February 7, 2002
-----------------------------
    W. D. Frederick, Jr.

   /s/  WILLIAM O. MCCOY*     Director                      February 7, 2002
-----------------------------
      William O. McCoy

    /s/  E. MARIE MCKEE*      Director                      February 7, 2002
-----------------------------
       E. Marie McKee

          Signature                       Title                   Date
          ---------                       -----                   ----

  /s/  JOHN H. MULLIN, III*   Director                      February 7, 2002
-----------------------------
     John H. Mullin, III

   /s/  RICHARD A. NUNIS*     Director                      February 7, 2002
-----------------------------
      Richard A. Nunis

   /s/  CARLOS SALADRIGUS*    Director                      February 7, 2002
-----------------------------
      Carlos Saladrigas

  /s/  JEAN GILES WITTNER*    Director                      February 7, 2002
-----------------------------
     Jean Giles Wittner




*By:  /s/  William D. Johnson
     -------------------------
        William D. Johnson
         Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, Progress Energy Capital Trust I has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 7th day of February, 2002.


                                          PROGRESS ENERGY CAPITAL TRUST I
                                          By Progress Energy, Inc., as Sponsor

                                          By: /S/   THOMAS R. SULLIVAN
                                           ------------------------------------
                                                       Thomas R. Sullivan,
                                                             Treasurer


   Pursuant to the requirements of the Securities Act of 1933, as amended, Progress Energy Capital Trust II has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 7th day of February, 2002.


                                          PROGRESS ENERGY CAPITAL TRUST II
                                          By Progress Energy, Inc., as Sponsor

                                          By: /S/  THOMAS R. SULLIVAN
                                           ------------------------------------
                                                      Thomas R. Sullivan,
                                                            Treasurer


   Pursuant to the requirements of the Securities Act of 1933, as amended, Progress Energy Capital Trust III has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 7th day of February, 2002.


                                          PROGRESS ENERGY CAPITAL TRUST III
                                          By Progress Energy, Inc., as Sponsor

                                          By: /S/  THOMAS R. SULLIVAN
                                           ------------------------------------
                                                      Thomas R. Sullivan,
                                                           Treasurer

                               INDEX TO EXHIBITS


Exhibit
Number                                         Description of Document
------                                         -----------------------
  *1(a) Form of Underwriting Agreement for Debt Securities.
  *1(b) Form of Underwriting Agreement for Trust Preferred Securities.
  *1(c) Form of Underwriting Agreement for Preferred Stock.
  *1(d) Form of Underwriting Agreement for Common Stock.
  +1(e) Form of Underwriting Agreement for Stock Purchase Units.
   4(a) Amended and Restated Articles of Incorporation, as amended and restated on June 15, 2000 (filed as Exhibit 3(a)(i), Form 10-Q for the fiscal quarter ended June 30, 2000, File No. 1-15929).
   4(b) Bylaws, as amended on December 12, 2001 (filed as Exhibit 3, Form 8-K, filed January 17, 2002, File
        No. 1-15929).
   4(c) Indenture (For Debt Securities), dated February 15, 2001, between the Registrant and Bank One
        Trust Company, N.A., as Trustee (filed as Exhibit 4(a), Form 8-K, filed February 27, 2001, File
        No. 1-15929).
   4(d) Form of Debt Securities Indenture (filed as Exhibit 4(d), Form S-3, filed September 20, 2001, File
        No. 333697).
  *4(e) Form of Guarantee Agreement to be delivered by Progress Energy, Inc.
  *4(f) Certificate of Trust of Progress Energy Capital Trust I (originally filed as Certificate of Trust of
        CP&L Capital Trust I).
  *4(g) Trust Agreement of Progress Energy Capital Trust I, dated November 6, 2000 (originally filed as
        Trust Agreement of CP&L Capital Trust I).
  *4(h) Certificate of Trust of Progress Energy Capital Trust II (originally filed as Certificate of Trust of
        CP&L Capital Trust II).
  *4(i) Trust Agreement of Progress Energy Capital Trust II, dated November 6, 2000 (originally filed as
        Trust Agreement of CP&L Capital Trust II).
  *4(j) Certificate of Trust of Progress Energy Capital Trust III (originally filed as Certificate of Trust of
        CP&L Capital Trust III).
  *4(k) Trust Agreement of Progress Energy Capital Trust III, dated November 6, 2000 (originally filed as
        Trust Agreement of CP&L Capital Trust III).
  *4(l) Form of Amended and Restated Trust Agreement.
  +4(m) Form of Stock Purchase Contract Agreement.
  +4(n) Form of Pledge Agreement.
   5(a) Opinion of Hunton & Williams to Progress Energy, Inc. as to the validity of the Senior Debt
        Securities, Junior Subordinated Debentures, Common Stock, Preferred Stock, Stock Purchase
        Contracts, Stock Purchase Units and Guarantees to be issued by Progress Energy, Inc.
   5(b) Opinion of Richards, Layton & Finger, special Delaware counsel, as to the validity of the Trust
        Preferred Securities to be issued by Progress Energy Capital Trust I, Progress Energy Capital
        Trust II and Progress Energy Capital Trust III.
**12    Computation of Ratios of Earnings to Fixed Charges.
  23(a) Consent of Hunton & Williams (contained in Exhibit 5(a)).
  23(b) Consent of Richards, Layton & Finger (contained in Exhibit 5(b)).
**23(c) Consent of Deloitte & Touche LLP.
**23(d) Consent of KPMG LLP.

Exhibit
Number                                                 Description of Document
------                                                 -----------------------

**23(e)       Consent of KPMG LLP.

  24          Power of Attorney (included in the signature page of Form S-3, No. 333-81278, filed on January 23,
                2002).

  25(a)       Statement of Eligibility of Bank One Trust Company, N.A. to act as trustee as to the Debt Securities under the Indenture (For Debt Securities), dated February 15, 2001, between the Registrant and
              Bank One Trust Company, N.A., as Trustee (Form 305B2, filed February 14, 2001, File No.
              333-49920).

 +25(b)       Statement of Eligibility of to act as trustee as to the Debt Securities under an additional indenture for debt securities.

 +25(c)       Statement of Eligibility of to act as trustee as to the Junior Subordinated Debentures.

 +25(d)       Statement of Eligibility of to act as trustee as to the Guarantee for the benefit of the holders of Trust
              Preferred Securities of Progress Energy Capital Trust I.

 +25(e)       Statement of Eligibility of to act as trustee as to the Progress Energy Capital Trust I Trust Preferred
              Securities.

 +25(f)       Statement of Eligibility of to act as trustee as to the Guarantee for the benefit of the holders of Trust
              Preferred Securities of Progress Energy Capital Trust II.

 +25(g)       Statement of Eligibility of to act as trustee as to the Progress Energy Capital Trust II Trust Preferred
              Securities.

 +25(h)       Statement of Eligibility of to act as trustee as to the Guarantee for the benefit of the holders of Trust
              Preferred Securities of Progress Energy Capital Trust III.

 +25(i)       Statement of Eligibility of to act as trustee as to the Progress Energy Capital Trust III Trust
              Preferred Securities.

--------
 * Previously filed as exhibit and incorporated by reference herein from Form S-3, No. 333-49920, filed on November 14, 2000.

** Previously filed as exhibit and incorporated by reference herein from Form
   S-3, No. 333-81278, filed on January 23, 2002.

  + To be filed subsequent to effectiveness of this registration statement and incorporated by reference.